UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.         )

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Textron Inc.
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2016 Proxy Statement and Notice of Annual Meeting of Shareholders Wednesday, April 27, 2016 at 11:00 a.m. 40 Westminster Street, Providence, Rhode Island

NOTICE OF ANNUAL MEETING To the Shareholders of Textron Inc.: The 2016 annual meeting of shareholders of Textron Inc. will be held on Wednesday, April 27, 2016, at 11:00 a.m. at the Company’s principal executive office located at 40 Westminster Street, Providence, Rhode Island for the following purposes: 1. To elect the eleven director nominees named in the proxy statement to hold office until the next annual shareholders’ meeting; 2. To approve Textron’s executive compensation on an advisory basis; 3. To ratify the appointment by the Audit Committee of Ernst & Young LLP as Textron’s independent registered public accounting firm for 2016; and 4. To transact any other business as may properly come before the meeting or any adjournment or postponement of the meeting. You are entitled to vote all shares of common stock registered in your name at the close of business on March 1, 2016. If your shares are held in the name of your broker or bank and you wish to attend the meeting in person and vote your shares, your broker or bank must issue to you a proxy covering your shares. As permitted by the rules of the Securities and Exchange Commission, we are making our proxy materials available to shareholders primarily via the Internet, rather than mailing printed copies of these materials to shareholders. On March 8, 2016, we mailed to many of our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review our proxy materials, including our Proxy Statement and the Annual Report to Shareholders, and vote online. This process is designed to expedite shareholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. Shareholders who requested paper copies of the proxy materials or previously elected to receive our proxy materials electronically did not receive the Notice and will receive the proxy materials in the format requested. Whether or not you plan to attend the meeting, we urge you to cast your vote as soon as possible so that your shares may be represented at the meeting. You may vote your shares via the Internet or by telephone by following the instructions included on the Notice. Alternatively, if you received paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. A list of shareholders entitled to vote at the 2016 annual meeting will be open to examination by any shareholder, for any purpose germane to the meeting, for ten days prior to the meeting, at Textron’s principal executive office, 40 Westminster Street, Providence, Rhode Island 02903. By order of the Board of Directors, E. Robert Lupone Executive Vice President, General Counsel and Secretary Providence, Rhode Island March 8, 2016 1 TEXTRON 2016 PROXY STATEMENT Date and Time Wednesday, April 27, 2016 11:00 a.m. Eastern Daylight Time Place Company’s principal executive office 40 Westminster Street Providence, Rhode Island

TEXTRON 2016 PROXY STATEMENT 3 YOUR VOTE IS IMPORTANT Brokers are not permitted to vote on the election of directors or on certain other proposals without instructions from the beneficial owner. Therefore, if your shares are held in the name of your broker or bank, it is important that you vote. We encourage you to vote promptly, even if you intend to attend the annual meeting. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 27, 2016: The Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders, the Annual Report to Shareholders for the fiscal year ended January 2, 2016 and the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2016 are available at www.textron.com under “Investor Relations—Investor Resources—Annual Report & Proxy Materials”. The Company will provide by mail, without charge, a copy of its Annual Report on Form 10-K, at the request of shareholders. Please direct all inquiries to the Company at (401) 457-2353 or by submitting a written request to the Secretary at Textron Inc., 40 Westminster Street, Providence, Rhode Island 02903.

Contents Information About the Annual Meeting Shareholders Who May Vote 1 Voting 1 Changing or Revoking a Proxy 2 Costs of Proxy Solicitation 2 Attending the Meeting 2 Board Membership Qualifications Nominees for Director 3 3 Governance Highlights 9 Leadership Structure 10 Other Directorships 11 Risk Oversight 12 Code of Ethics 13 Compensation of Directors 13 Anti-Hedging and Pledging Policy Security Ownership 15 16 Audit Committee Report Compensation Committee Report 18 19 4 TEXTRON 2016 PROXY STATEMENT Section 16(a) Beneficial Ownership Reporting Compliance17 Director Stock Ownership Requirements15 Shareholder Communications to the Board13 Corporate Governance Guidelines and Policies13 Board Committees11 Meeting Attendance11 Director Independence10 Corporate Governance Election of Directors Confidential Voting Policy2 Required Vote2 Savings Plan Participants1 Internet Availability of Proxy Materials1 General1

Compensation Discussion and Analysis Overview and Objectives of Executive Compensation Program 22 Incentive Compensation 26 Risks Related to Compensation 31 Role of Independent Compensation Consultant 31 Anti-Hedging and Pledging Policy 32 Compensation Arrangements Relating to Termination of Employment 33 Executive Compensation 34 Grants of Plan-Based Awards in Fiscal 2015 36 Option Exercises and Stock Vested in Fiscal 2015 38 Nonqualified Deferred Compensation 40 Equity Compensation Plan Information 46 Transactions with Related Persons Advisory Vote to Approve Textron’s Executive Compensation Ratification of Appointment of Independent Registered Public Accounting Firm 46 48 49 Other Matters to Come Before the Meeting Shareholder Proposals and Other Matters for 2017 Annual Meeting Delivery of Documents to Shareholders Sharing an Address 50 51 52 5 TEXTRON 2016 PROXY STATEMENT Fees to Independent Auditors49 Evaluation of Risk in Compensation Plans46 Potential Payments Upon Termination or Change in Control41 Pension Benefits in Fiscal 201539 Outstanding Equity Awards at 2015 Fiscal Year-End37 Summary Compensation Table34 Tax Considerations33 Clawback Policy32 Stock Ownership Requirements31 Other Compensation Programs31 Performance Analysis27 Target Pay23 Executive Summary20

INFORMATION ABOUT THE ANNUAL MEETING GENERAL This proxy statement, which is first being made available to shareholders on or about March 8, 2016, is furnished in connection with the solicitation by the Board of Directors of Textron Inc. of proxies to be voted at the annual meeting of shareholders to be held on April 27, 2016, at 11:00 a.m. at the Company’s principal executive office, located at 40 Westminster Street, Providence, Rhode Island, and at any adjournments or postponements thereof. SHAREHOLDERS WHO MAY VOTE All shareholders of record at the close of business on March 1, 2016 will be entitled to vote. As of March 1, 2016, Textron had outstanding 269,045,375 shares of common stock, each of which is entitled to one vote with respect to each matter to be voted upon at the meeting. Proxies are solicited to give all shareholders who are entitled to vote on the matters that come before the meeting the opportunity to do so whether or not they attend the meeting in person. INTERNET AVAILABILITY OF PROXY MATERIALS As permitted by the rules of the Securities and Exchange Commission, we are making our proxy materials available to shareholders primarily via the Internet, rather than mailing printed copies of these materials to shareholders. On March 8, we mailed to many of our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access and review our proxy materials, including our Proxy Statement and the Annual Report to Shareholders, and vote online. This process is designed to expedite shareholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. If you received a Notice by mail, you will not receive a printed copy of the proxy materials unless you request one. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice. Shareholders who requested paper copies of the proxy materials or previously elected to receive our proxy materials electronically did not receive the Notice and will receive the proxy materials in the format requested. VOTING Shareholders of record may vote via the Internet or by using the toll-free telephone number listed on the proxy card or Notice. Please follow the instructions for Internet or telephone voting provided on the proxy card or Notice. Alternatively, if you received paper copies of the proxy materials by mail, you can vote by mail by following the instructions on the proxy card. If you vote via the Internet or by telephone, please do not return a signed proxy card. Shareholders who hold their shares through a bank or broker can vote via the Internet or by telephone if these options are offered by the bank or broker. If you received the proxy materials in paper form from your bank or broker, the materials include a voting instruction card so you can instruct the holder of record on how to vote your shares. If voting by mail, please complete, sign, date and return your proxy card enclosed with the proxy statement in the accompanying postage-paid envelope. You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. That recommendation is shown for each proposal on the proxy card. You also may vote in person at the meeting. If your shares are held in the name of your broker or bank and you wish to vote in person at the meeting, you must request your broker or bank to issue you a proxy covering your shares. SAVINGS PLAN PARTICIPANTS If you are a participant in a Textron savings plan with a Textron stock fund as an investment option, the accompanying proxy card shows the number of shares allocated to your account under the plan. When you vote via the Internet or by telephone, or your proxy card is returned properly signed, the plan trustee will vote your proportionate interest in the plan shares in the manner you direct, or if you vote by mail and make no direction, in proportion to directions received from the other plan participants (except for any shares allocated to your Tax Credit Account under the Textron Savings Plan, which will be voted only as you direct). All directions will be held in confidence. 1 TEXTRON 2016 PROXY STATEMENT

CHANGING OR REVOKING A PROXY Whether voting by mail, via the Internet or by telephone, if you are a shareholder of record you may change or revoke your proxy at any time before it is voted by submitting a new proxy with a later date, voting via the Internet or by telephone at a later time, delivering a written notice of revocation to Textron’s Secretary, or voting in person at the meeting. If your shares are held in the name of your broker or bank, you may change or revoke your voting instructions by contacting the bank or brokerage firm or other nominee holding the shares or by obtaining a legal proxy from such institution and voting in person at the annual meeting. REQUIRED VOTE A quorum is required to conduct business at the meeting. A quorum requires the presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares entitled to vote at the meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when you fail to provide voting instructions to your broker for shares owned by you but held in the name of your broker and your broker does not have authority to vote without instructions from you. Under those circumstances, your broker may be authorized to vote for you without your instructions on routine matters but is prohibited from voting without your instructions on non-routine matters. The ratification of independent public accountants is a routine matter on which your broker may vote your shares without your instructions. Non-routine matters include the election of directors and the advisory vote to approve Textron’s executive compensation. Those items for which your broker cannot vote result in broker non-votes. Election of each of the nominees for director requires a vote of the majority of the votes cast at the meeting, which means that the number of shares voted “for” a nominee for director must exceed the number of shares voted “against” that nominee. Abstentions and broker non-votes are not counted for this purpose and will have no effect on the outcome of the election. Approval of all other matters to be voted on at the meeting requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as votes “against” the proposal, and broker non-votes (when applicable) will have no effect on the outcome of the vote. COSTS OF PROXY SOLICITATION Textron pays the cost of this solicitation of proxies. Textron will request that persons who hold shares for others, such as banks and brokers, solicit the owners of those shares and will reimburse them for their reasonable out-of-pocket expenses for those solicitations. In addition to solicitation by mail, Textron employees may solicit proxies by telephone, by electronic means and in person, without additional compensation for these services. Textron has hired Alliance Advisors, LLC of Bloomfield, New Jersey, a proxy solicitation organization, to assist in this solicitation process for a fee of $15,000, plus reasonable out-of-pocket expenses. CONFIDENTIAL VOTING POLICY Under Textron’s policy on confidential voting, individual votes of shareholders are kept confidential from Textron’s directors, officers and employees, except for certain specific and limited exceptions. Comments of shareholders written on proxies or ballots are transcribed and provided to Textron’s Secretary. Votes are counted by Broadridge Financial Solutions, Inc. and certified by an independent Inspector of Election. ATTENDING THE MEETING If your shares are held in the name of your bank or broker and you plan to attend the meeting, please bring proof of ownership with you to the meeting. A bank or brokerage account statement showing that you owned voting stock of Textron on March 1, 2016 is acceptable proof to obtain admittance to the meeting. If you are a shareholder of record, no proof of ownership is required. All shareholders or their proxies should be prepared to present government-issued photo identification upon request for admission to the meeting. 2 TEXTRON 2016 PROXY STATEMENT

ELECTION OF DIRECTORS BOARD MEMBERSHIP QUALIFICATIONS The Board of Directors believes that the Board, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee the Company’s business. In addition, the Board believes that there are certain attributes that every director should possess, as reflected in the Board’s membership criteria. Accordingly, the Board and the Nominating and Corporate Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs. The Nominating and Corporate Governance Committee is responsible for developing and recommending criteria for director nominees to the Board for approval. All of our current Board members share certain qualifications and attributes consistent with these criteria, which are set forth in the Company’s Corporate Governance Guidelines and Policies and are summarized below under “Board Committees—Nominating and Corporate Governance Committee”. These criteria include possessing specific skills and experience aligned with Textron’s strategic direction and operating challenges and that complement the overall composition of the Board. In addition, each Board member has demonstrated core business competencies, including high achievement and a record of success. All of our Board members are enthusiastic about Textron and devote sufficient time to be fully engaged in their role as a Textron Board member. Finally, all of our directors, other than our current CEO, satisfy the independence standards established by the New York Stock Exchange. NOMINEES FOR DIRECTOR At the 2016 annual meeting, eleven directors are to be elected to hold office until the 2017 annual meeting and until their successors have been elected and qualified. All eleven nominees are currently Textron directors. It is the intention of the persons named on the accompanying proxy card, unless otherwise instructed, to vote “for” each of the directors who have been nominated for election. If any director nominee is unable or unwilling to serve as a nominee at the time of the annual meeting, the persons named as proxies will vote for the balance of the nominees and may vote for a substitute nominee designated by the present Board. Textron’s directors have experience with businesses that operate in industries in which Textron operates, such as the defense, aviation, manufacturing and finance industries, or that involve skills, such as marketing or product branding, that are integral to Textron’s operations. Our Nominating and Corporate Governance Committee and our Board have determined that each of our directors has the experience, attributes and skills needed to collectively comprise an effective and well-functioning Board. Biographical information about each nominee, as well as highlights of the specific experience, qualifications, attributes and skills of our individual Board members, are included below: Textron in June 2008 as Executive Vice President and Chief Operating Officer and was promoted to 3 TEXTRON 2016 PROXY STATEMENT Scott C. Donnelly Director Since 2009 Mr. Donnelly, 54, is Chairman, President and Chief Executive Officer of Textron. Mr. Donnelly joined President and Chief Operating Officer in January 2009. He was appointed to the Board of Directors in October 2009, became Chief Executive Officer of Textron in December 2009 and Chairman of the Board in September 2010. Previously, Mr. Donnelly was the President and CEO of General Electric (GE) Company’s Aviation business unit, a position he had held since July 2005. GE’s Aviation business unit is a leading maker of commercial and military jet engines and components as well as integrated digital, electric power and mechanical systems for aircraft. Prior to July 2005, Mr. Donnelly served as Senior Vice President of GE Global Research, one of the world’s largest and most diversified industrial research organizations with facilities in the U.S., India, China and Germany and held various other management positions since joining GE in 1989. In 2013, Mr. Donnelly joined the board of directors of Medtronic plc. Experience, Qualifications, Attributes and Skills Mr. Donnelly has significant experience, gained in a variety of positions at General Electric and Textron, in the aerospace and defense sector, innovation, manufacturing, sales and marketing, portfolio management, talent development and business processes. Mr. Donnelly brings to the Board first-hand, real-time experience in, and understanding of, Textron operations gained through his service with the Company as Chief Operating Officer and now Chairman, President and CEO.

proprietary plastic resins and was formerly known as Cargill Dow LLC, until her retirement in January provider of services supporting the health care industry. He joined Cardinal Health in April 2006 4 TEXTRON 2016 PROXY STATEMENT R. Kerry Clark Director Since 2003 Mr. Clark, 63, is the retired Chairman and Chief Executive Officer of Cardinal Health, Inc., a leading as President and Chief Executive Officer, became Chairman in November 2007 and retired in September 2009. Prior to joining Cardinal Health he was Vice Chairman of the Board, P&G Family Health, and a director of The Procter and Gamble Company, which markets consumer products in over 140 countries, from 2002-2006. He joined Procter and Gamble in 1974 and served in various key executive positions before becoming Vice Chairman of the Board in 2002, and held that position until leaving the company in April 2006. Mr. Clark became a director of General Mills, Inc. in 2009, a director of Avnet, Inc. in 2012 and a director of Anthem, Inc. in 2014. He is also a director of Hauser Private Equity LLC, an investment firm. Experience, Qualifications, Attributes and Skills Mr. Clark provides the Board with extensive expertise in establishing brand equity worldwide and extending strategic initiatives globally, developed through his 30-year career at Procter and Gamble, as well as leadership in enhancing customer service and advancing customer relationships. His experience as CEO of Cardinal Health provides additional insight and value in corporate governance, talent development, change management, marketing and business development, and he is an “audit committee financial expert” under the criteria adopted by the Securities and Exchange Commission. Kathleen M. Bader Director Since 2004 Ms. Bader, 65, was President and Chief Executive Officer of NatureWorks LLC, which makes 2006. Formerly she was a Business President of a $4.2 billion plastics portfolio at the Dow Chemical Company, a diversified chemical company. She joined Dow in 1973 and held various management positions in Dow’s global and North American operations, before becoming Chairman, President and Chief Executive Officer of Cargill Dow LLC, at the time an equal joint venture between Dow and Cargill Incorporated, in February 2004. She assumed the position of President and Chief Executive Officer of NatureWorks in February 2005 following Cargill’s acquisition of Dow’s interest in Cargill Dow. Ms. Bader previously served as a director of Tyson Foods, Inc., from 2011 to 2015. She also served for seven years on President Bush’s Homeland Security Advisory Council. Experience, Qualifications, Attributes and Skills Ms. Bader has significant experience in strategic planning and change management, acquired through her leadership roles at Dow Chemical Company and NatureWorks LLC; she has expertise in managing strategic business process implementation and its attendant cultural transformation within global industrial business environments. She also brings to Textron extensive experience in managing turnarounds, Six Sigma, customer loyalty and employee satisfaction and the expansion of international business.

Commandant of the Marine Corps from 2006 through his retirement in 2010 and concurrently as He had served as Chairman and Chief Executive Officer of Meritor, a global supplier of drivetrain, 5 TEXTRON 2016 PROXY STATEMENT Ivor J. Evans Director Since 2003 Mr. Evans, 73, was appointed Executive Chairman of the Board of Meritor, Inc. in April 2015. mobility, braking and aftermarket solutions for commercial vehicle and industrial markets, from August 2013 to April 2015, as well as President from August 2013 to June 2014, after serving as Executive Chairman and Interim Chief Executive Officer and President from May 2013 to August 2013 and as a director since 2005. Mr. Evans was also an Operating Partner at HCI Equity Partners (formerly, Thayer I Hidden Creek), a private equity firm, from 2005 to 2015. Mr. Evans served as Vice Chairman of Union Pacific Corporation, one of America’s leading transportation companies, until March 2005. He joined Union Pacific in 1998 as President and Chief Operating Officer of the Union Pacific Railroad, and became Vice Chairman in January 2004. From 1989 to 1998, he served in various executive positions at Emerson Electric Company, including Senior Vice President, Industrial Components and Equipment. He served as a director of Cooper Industries, from 2003 to 2012, Roadrunner Transportation Systems, Inc., from 2005 to 2014 and Spirit AeroSystems Holdings, Inc., from 2005 through April 2015. Experience, Qualifications, Attributes and Skills Mr. Evans has extensive experience in several industries in which Textron operates, including the transportation and manufacturing industries. His considerable experience in restructuring and cost containment, developed through his work with Emerson, Union Pacific and Meritor, contributes to the Board’s evaluation of the Company’s long-term strategic plans and actions to improve cost productivity. His work at HCI Equity Partners brings to the Textron Board valuable experience and insight in portfolio management, mergers and acquisitions, corporate finance and operations management. Mr. Evans is also an “audit committee financial expert” under the criteria adopted by the Securities and Exchange Commission. James T. Conway Director Since 2011 Mr. Conway, 68, is a retired General in the United States Marine Corps who served as the 34th a member of the Joint Chiefs of Staff. Prior to being named Commandant, Mr. Conway served as Director of Operations (J-3) on the Joint Chiefs of Staff. Among his previous postings were Commanding General of I Marine Expeditionary Force from 2002 through 2004 (which involved two combat tours in Iraq), Commanding General of the 1st Marine Division, and President of the Marine Corps University. Mr. Conway was named a director of xG Technology, Inc. in 2015. Experience, Qualifications, Attributes and Skills Mr. Conway managed significant operating budgets and addressed complex operational and strategic issues in his roles as a senior Marine Corps officer and his positions as Commandant and as a member of the Joint Chiefs of Staff. Mr. Conway’s deep understanding of the U.S. military and broad knowledge of the defense industry and international security issues, combined with his demonstrated leadership and management skills, make him a valuable strategic advisor, especially with respect to our defense businesses.

multi-state bank holding company. He was named Chairman, President and Chief Executive Officer provider of mobile equipment, industrial components and power systems, a position he has held since 6 TEXTRON 2016 PROXY STATEMENT Paul E. Gagné Director Since 1995 Mr. Gagné, 69, is Chairman of Wajax Corporation, a leading Canadian distributor and support service May 2006. He previously was President and Chief Executive Officer of Avenor Inc., a publicly-traded Canadian forest products company, serving in that capacity from 1991 until November 1997, when he left the company. In 1998, Mr. Gagné joined Kruger Inc., a Canadian privately held producer of paper and tissue, as a consultant in corporate strategic planning, serving in that capacity until December 2002. He has been on the Board of Wajax Corporation since 1996, and he is also a director of CAE Inc. (since 2006). In 2011, Mr. Gagné became a director of Norbord Inc. (formerly, Ainsworth Lumber Co. Ltd.). He also previously served as a director of Fraser Papers Inc. from 2005 through 2011 and Inmet Mining Corporation from 1996 through 2013. Experience, Qualifications, Attributes and Skills Mr. Gagné has significant executive management and financial management experience as well as expertise in corporate strategic planning and risk management, gained through his service and leadership roles in a number of business enterprises, including as CEO of Avenor Inc., a Canadian public company. Mr. Gagné provides Textron with a seasoned assessment of Canadian business opportunities and practices and other international business opportunities. He is also an “audit committee financial expert” under the criteria adopted by the Securities and Exchange Commission and brings to the Audit Committee exceptional experience and understanding in the auditing and accounting fields. Lawrence K. Fish Director Since 1999 Mr. Fish, 71, is the retired Chairman and Chief Executive Officer of Citizens Financial Group, Inc., a upon joining the bank in 1992 and held that position until relinquishing the title of President in 2005 and the title of Chief Executive Officer in 2007 and retiring in March 2009. Mr. Fish also serves as Chairman of the Board of Directors of Houghton Mifflin Harcourt (since 2010) and as a director of Tiffany & Co. (since 2008) and previously served as a director of National Bank Holdings Corporation from 2010 through 2015. Experience, Qualifications, Attributes and Skills Mr. Fish has significant experience in the highest levels of leadership in the financial sector and brings to Textron considerable expertise in banking and commercial finance, corporate governance, corporate finance and the domestic and international financial markets. This experience assists the Board in its oversight of the Company’s finance business and other financial matters of importance to the Company.

Lockheed Martin’s Aeronautics Company until his retirement in January 2005. Lockheed Martin is to British Prime Ministers Margaret Thatcher and John Major from 1983 to 1991. He is a director of 1992), and Hong Kong Land Holdings Limited (since 2008) and was a director of Caterpillar Inc. (from 7 TEXTRON 2016 PROXY STATEMENT Lord Powell of Bayswater KCMG Director Since 2001 Lord Powell, 74, previously served as Private Secretary and advisor on foreign affairs and defense LVMH Moët Hennessy-Louis Vuitton (since 1996), Mandarin Oriental International Limited (since 2001 through 2013) and of Schindler Holding Ltd. (from 2003 through March 2014). In January 2015, Lord Powell became an Advisory Director of Northern Trust Corp. Experience, Qualifications, Attributes and Skills Lord Powell has extensive international business and national security experience garnered through distinguished high-level government service and service in the private sector. He is an expert on many global regions where Textron does business and has keen insight into geopolitical considerations that affect Textron’s efforts to increase its worldwide footprint. He also has a deep understanding of two significant Textron markets: international defense industries and the requirements of governments for equipment and services and has developed significant experience in matters relevant to executive compensation. Dain M. Hancock Director Since 2005 Mr. Hancock, 74, was Executive Vice President of Lockheed Martin Corporation and President of principally engaged in the research, design, development, manufacture and integration of advanced technology systems, products and services. He joined Lockheed Martin in 1993 as Vice President when Lockheed acquired General Dynamics Corporation’s military aircraft business, with which Mr. Hancock began his industrial career. Mr. Hancock served in various key executive positions before becoming President of Lockheed Martin Tactical Aircraft Systems in 1995 and Executive Vice President of Lockheed Martin Corporation and President of the Aeronautics Company in 2000. Experience, Qualifications, Attributes and Skills Mr. Hancock’s extensive expertise in driving and growing business within the highly competitive aerospace and defense arena, developed through his 39-year career at Lockheed Martin and General Dynamics, provides insight to the Board in overseeing Textron’s defense and aerospace businesses. He brings to Textron a deep understanding of working with the Department of Defense (i.e. program management, contracting, international defense markets), as well as aerospace manufacturing and general management.

focused on industrial business-to-business companies. Mr. Trotter was Vice Chairman of General Inc. until his retirement in April 2009. Harley-Davidson, Inc. is the parent company for the group of The Board of Directors recommends a vote “FOR” each of the director nominees (Items 1a through 1k on the proxy card). 8 TEXTRON 2016 PROXY STATEMENT James L. Ziemer Director Since 2007 Mr. Ziemer, 66, was the President and Chief Executive Officer and a director of Harley-Davidson, companies doing business as Harley-Davidson Motor Company which design, manufacture and sell motorcycles and related parts and accessories, and Harley-Davidson Financial Services, which provides related financing and insurance. Mr. Ziemer had been a director of Harley-Davidson, Inc. since December 2004 and was named President and Chief Executive Officer in April 2005. He previously served as Vice President and Chief Financial Officer of Harley-Davidson from December 1990 to April 2005 and President of The Harley-Davidson Foundation, Inc. from 1993 to 2006. Mr. Ziemer is also a director of Thor Industries, Inc. (since 2010). Experience, Qualifications, Attributes and Skills Mr. Ziemer provides the Board with extensive expertise in establishing brand equity worldwide and leadership in fostering outstanding customer satisfaction and loyalty, developed through his 40-year career at Harley-Davidson. Mr. Ziemer’s significant experience with the captive finance business model assists the Board in its oversight of our Textron Financial business, and he is an “audit committee financial expert” under the criteria adopted by the Securities and Exchange Commission. Lloyd G. Trotter Director Since 2008 Mr. Trotter, 70, is a managing partner of GenNx 360 Capital Partners, a private equity buyout firm Electric Company, a diversified technology, media and financial services company, and President and Chief Executive Officer of GE Industrial, one of GE’s principal businesses, a role he assumed in 2006 and held until his retirement in February 2008. Mr. Trotter previously was Executive Vice President of Operations of GE and, from 2004 to 2006, he served as President and Chief Executive Officer of GE Consumer and Industrial, a role he assumed following the 2004 merger of GE’s Consumer Products, Industrial Systems and Supply businesses. He began his GE career in 1970 and held various production, technology and management positions in several GE businesses, before being named a GE Senior Vice President and President and Chief Executive Officer of Industrial Systems in 1998. Mr. Trotter also serves as a director of PepsiCo, Inc. (since 2008) and Meritor, Inc. (since 2015). He also previously served on the supervisory board of Daimler A.G. (from 2009 through 2014). Experience, Qualifications, Attributes and Skills Mr. Trotter has significant experience through his leadership roles within General Electric, a diversified company with a financial services component in a variety of fields of importance to Textron. He has broad expertise in building powerful brands worldwide, implementing world-class processes and developing talented people. He also has deep knowledge of manufacturing operations, supply chain management and the development of international business opportunities, each of which is important to Textron’s operations.

CORPORATE GOVERNANCE GOVERNANCE HIGHLIGHTS Textron is committed to sound corporate governance practices, including the following: • 10 of our 11 directors are independent, with our CEO being the only management director Director Independence • Our three principal Board committees, the Audit, Nominating and Corporate Governance and Organization and Compensation Committees, are each composed entirely of independent directors • The independent directors meet regularly in executive session without management present • The independent directors annually designate a director from among the Committee chairs to serve as Lead Director Independent Lead Director • The Lead Director is assigned clearly defined and expansive duties • The Lead Director presides at executive sessions of the independent directors without management present at each regularly scheduled Board meeting • All directors must stand for election annually and be elected by a majority of votes cast in uncontested elections • Shareholders holding 25% of our outstanding shares may call a special meeting of shareholders • The number of other public company boards on which our directors may serve is limited • The Board and each of its three principal committees perform annual self-evaluations • Directors may not stand for reelection after their 75th birthday Board Accountability and Practices • We have robust stock ownership requirements for both our directors and our senior executives, all of whom currently meet their respective requirements • Our executives and our directors are prohibited from hedging or pledging Textron securities Textron Stock 9 TEXTRON 2016 PROXY STATEMENT

DIRECTOR INDEPENDENCE The Board of Directors has determined that Ms. Bader, Messrs. Clark, Conway, Evans, Fish, Gagné, Hancock, Trotter and Ziemer and Lord Powell, are independent, as defined under the listing standards of the New York Stock Exchange, based on the criteria set forth in the Textron Corporate Governance Guidelines and Policies which are posted on Textron’s website as described below. In making its determination, the Board examined relationships between directors or their affiliates with Textron and its affiliates and determined that each such relationship did not impair the director’s independence. Specifically, the Board considered the fact that in 2015, the Textron Charitable Trust made a $10,000 donation to Friends of Atlantic Partnership Inc., the sister organization to the Atlantic Partnership for which Lord Powell serves as Chairman, a $20,000 donation to The Marine Corps University Foundation, an organization for which Mr. Conway serves as Chairman, and a $20,000 donation to the Semper Fi Wounded Warrior Fund, an organization for which Mr. Conway’s wife serves as Board Vice President. The Board determined that these donations have not compromised either director’s independence as a Textron director. LEADERSHIP STRUCTURE Historically, as reflected in Textron’s Corporate Governance Guidelines and Policies, the Board has determined that the practice of combining the positions of Chairman of the Board and Chief Executive Officer serves the best interests of Textron and its shareholders. This is because the Board believes that the CEO, with his extensive knowledge of the Company’s businesses and full time focus on the business affairs of the Company, makes a more effective Chairman than an independent director, especially given the size and multi-industry nature of the Company’s business. The Board has committed to review, at least once every two years, whether combining these positions serves the best interests of Textron and its shareholders. The functions of the Board are carried out by the full Board, and when delegated, by the Board committees, with each director being a full and equal participant. The Board is committed to high standards of corporate governance and its Corporate Governance Guidelines and Policies were designed, in part, to ensure the independence of the Board and include a formal process for the evaluation of CEO performance by all non-management Board members. The evaluation is used by the Organization and Compensation Committee as a basis to recommend the compensation of the CEO. In addition, the Audit Committee, the Nominating and Corporate Governance Committee, and the Organization and Compensation Committee are composed entirely of independent directors. Each of these committees’ charters provides that the committee may seek the counsel of independent advisors and each routinely meets in an executive session without management present. The Board and each of its three principal committees perform an annual self-evaluation. The independent directors annually designate a director from among the chairs of the Audit Committee, the Nominating and Corporate Governance Committee and the Organization and Compensation Committee to serve as Lead Director. The Lead Director is assigned clearly defined and expansive duties, including (i) presiding at all meetings of the Board at which the Chairman is not present, including all executive sessions of the Board, (ii) serving, when needed, as liaison between the CEO and the independent directors, (iii) identifying, together with the CEO, key strategic direction and operational issues upon which the Board’s annual core agenda is based, (iv) discussing agenda items and time allocated for agenda items with the CEO prior to each Board meeting, including the authority to make changes and approve the agenda for the meeting, (v) determining the type of information to be provided to the directors for each scheduled Board meeting, (vi) convening additional executive sessions of the Board, (vii) determining to meet with Textron shareholders, as appropriate, after consultation with the CEO and General Counsel, and (viii) such other functions as the Board may direct. Textron’s Corporate Governance Guidelines and Policies also require that the Board meet in executive session for independent directors without management present at each regularly scheduled Board meeting. Textron’s Lead Director presides at such sessions. Additional executive sessions may be convened at any time at the request of a director, and, in such event, the Lead Director presides. During 2015, the independent directors met in executive session without management present during each of the Board’s six meetings. Currently, R. Kerry Clark serves as Lead Director. The Nominating and Corporate Governance Committee reassesses on an annual basis the continuing effectiveness of the role of Lead Director. 10 TEXTRON 2016 PROXY STATEMENT

MEETING ATTENDANCE During 2015, the Board of Directors held six regular meetings. Directors are expected to regularly attend Board meetings and meetings of committees on which they serve, as well as the annual meeting of shareholders. Each director attended at least 75% of the total number of Board and applicable committee meetings. All directors attended the 2015 annual meeting of shareholders. OTHER DIRECTORSHIPS Textron’s Corporate Governance Guidelines and Policies limit the number of other public company boards on which non-management directors may serve to five in the case of a director who is not a public company chief executive officer and three in the case of a director who is a chief executive officer of a public company. BOARD COMMITTEES EXECUTIVE COMMITTEE Textron’s Board maintains an Executive Committee which has the power, between meetings of the Board of Directors, to exercise all of the powers of the full Board, except as specifically limited by Textron’s Amended and Restated By-Laws and Delaware law. Currently, Mr. Donnelly, Ms. Bader, Mr. Clark and Mr. Trotter comprise the Executive Committee, which did not meet during 2015. AUDIT COMMITTEE The Audit Committee pursuant to its charter, as amended in December 2014, assists the Board of Directors with its oversight of (i) the integrity of Textron’s financial statements, (ii) Textron’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, (iv) the performance of Textron’s internal audit function and independent auditor, and (v) risk management. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of Textron’s independent auditors. A copy of the charter is posted on Textron’s website, www.textron.com, under “Investor Relations—Corporate Governance—Board Committees and Charters,” and is also available in print upon request to Textron’s Secretary. The following six independent directors presently comprise the committee: Mr. Clark (Chair), Mr. Conway, Mr. Evans, Mr. Gagné, Mr. Hancock and Mr. Ziemer. The Board has determined that each member of the committee is independent as defined for audit committee members in the listing standards of the New York Stock Exchange. No member of the committee simultaneously serves on the audit committees of more than three public companies. The Board of Directors has determined that Mr. Clark, Mr. Evans, Mr. Gagné and Mr. Ziemer each are “audit committee financial experts” under the criteria adopted by the Securities and Exchange Commission. During 2015, the committee met ten times and a subcommittee of the Audit Committee met once. NOMINATING AND CORPORATE GOVERNANCE COMMITTEE The Nominating and Corporate Governance Committee pursuant to its charter, as amended in December 2012, (i) identifies individuals to become Board members, and recommends that the Board select the director nominees for the next annual meeting of shareholders, (ii) develops and recommends to the Board a set of corporate governance principles applicable to Textron, (iii) oversees the evaluation of the Board and its committees and (iv) makes recommendations on compensation of the Board of Directors. A copy of the committee’s charter is posted on Textron’s website, www.textron.com, under “Investor Relations— Corporate Governance—Board Committees and Charters,” and is also available in print upon request to Textron’s Secretary. In making its recommendations on director nominees to the Board, the committee will consider suggestions regarding possible candidates from a variety of sources, including shareholders. Nominees suggested by shareholders will be communicated to the committee for consideration in the committee’s selection process. Shareholder-recommended candidates are evaluated using the same criteria used for other candidates. The committee also periodically retains a third-party search firm to assist in the identification and evaluation of candidates. Though the committee does not have a formal policy for considering diversity in identifying nominees for director, it seeks a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives. 11 TEXTRON 2016 PROXY STATEMENT

Textron’s Amended and Restated By-Laws contain a provision which imposes certain requirements upon nominations for directors made by shareholders at the annual meeting of shareholders or a special meeting of shareholders at which directors are to be elected. Shareholders wishing to nominate an individual for director at the annual meeting must submit timely notice of nomination within the time limits described below under the heading “Shareholder Proposals and Other Matters for 2017 Annual Meeting” on page 51, to the committee, c/o Textron’s Secretary, along with the information described in our By-Laws. The committee annually reviews the Board of Directors’ composition, the appropriate size of the Board, the results of the review of the Board’s overall performance and the strategy of the Company to determine future requirements for Board members over the next year or two. All candidates are evaluated against those requirements and the criteria for membership to the Board set forth in the Corporate Governance Guidelines and Policies including: (i) exemplary personal ethics and integrity; (ii) specific skills and experience aligned with Textron’s strategic direction and operating challenges and that complement the overall composition of the Board; (iii) core business competencies of high achievement and a record of success; (iv) financial literacy and a history of making good business decisions and exposure to best practices; (v) interpersonal skills that maximize group dynamics, including respect for others; (vi) strong communications skills and confidence to ask tough questions; and (vii) enthusiasm for Textron and sufficient time to be fully engaged. The committee must also take into account our By-Laws which provide that no person shall be elected a director who has attained the age of 75. In addition, the Guidelines and Policies provide that a substantial majority of the Company’s directors must be independent under the standards of the New York Stock Exchange. All recommendations of nominees to the Board by the committee are made solely on the basis of merit. In making its recommendations on Board compensation, the committee annually reviews the director compensation and benefits program and consults with independent board compensation advisors, as appropriate. The following five independent directors presently comprise the committee: Ms. Bader (Chair), Mr. Conway, Mr. Evans, Mr. Fish and Lord Powell. The Board of Directors has determined that each member of the committee is independent under the New York Stock Exchange listing standards. During 2015, the committee met three times. ORGANIZATION AND COMPENSATION COMMITTEE The Organization and Compensation Committee pursuant to its charter, as amended in December 2015, (i) approves compensation arrangements, including merit salary increases and any annual and long-term incentive compensation, with respect to the Chief Executive Officer and other executive officers of the Company; (ii) oversees and, where appropriate, approves compensation arrangements applicable to other corporate officers; (iii) amends any executive compensation plan or nonqualified deferred compensation plan of the Company and its subsidiaries to the same extent that the plan may be amended by the Board; (iv) administers the executive compensation plans and nonqualified deferred compensation plans of the Company and its subsidiaries; (v) approves the Chief Executive Officer’s and other executive officers’ responsibilities and performance against pre-established performance goals; and (vi) plans for the succession of the Company’s management. A copy of the committee’s charter is posted on Textron’s website, www.textron.com, under “Investor Relations—Corporate Governance—Board Committees and Charters,” and is also available in print upon request to Textron’s Secretary. See the Compensation Discussion and Analysis (CD&A), beginning on page 20 for more information on the committee’s processes and the role of management and consultants in determining the form and amount of executive compensation. The following six independent directors presently comprise the committee: Mr. Trotter (Chair), Mr. Fish, Mr. Gagné, Mr. Hancock, Lord Powell and Mr. Ziemer. Mr. Clark also served on the committee for part of 2015. The Board of Directors has determined that each member of the committee is independent as defined under the New York Stock Exchange listing standards applicable to compensation committee members. During 2015, the committee met six times. RISK OVERSIGHT The Board oversees the Company’s enterprise risk management process. Management reviews the process, including identification of key risks and steps taken to address them, with the full Board on a periodic basis. These reviews occur at an annual dedicated risk management session and as part of the Board’s annual review of the Company’s strategy. Although the full Board is responsible for this oversight function, the Organization and Compensation Committee, the Nominating and Corporate Governance Committee and the Audit Committee assist the Board in discharging its oversight duties. 12 TEXTRON 2016 PROXY STATEMENT

The Organization and Compensation Committee reviews risks related to the subject matters enumerated in its charter, including risks associated with the Company’s compensation programs, to provide incentive compensation arrangements for senior executives that do not encourage inappropriate risk taking. The Nominating and Corporate Governance Committee considers risks related to the subject matters for which it is responsible as identified in its charter, including risks associated with corporate governance. Similarly, the Audit Committee discusses with management and the independent auditor, as appropriate, (i) risks related to its duties and responsibilities as described in its charter, (ii) management’s policies and processes for risk assessment and risk management and (iii) in the period between the Board’s risk oversight reviews, management’s evaluation of the Company’s major risks and the steps management has taken or proposes to take to monitor and mitigate such risks. Accordingly, while each of the three committees contributes to the risk management oversight function by assisting the Board in the manner outlined above, the Board itself remains responsible for the oversight of the Company’s risk management program. CORPORATE GOVERNANCE GUIDELINES AND POLICIES Textron’s Corporate Governance Guidelines and Policies, originally adopted in 1996 and most recently revised in December 2015, meet or exceed the listing standards adopted by the New York Stock Exchange and are posted on Textron’s website, www.textron.com, under “Investor Relations—Corporate Governance/Corporate Governance Guidelines and Policies,” and are also available in print upon request to Textron’s Secretary. CODE OF ETHICS Textron’s Business Conduct Guidelines, originally adopted in 1979 and most recently revised in September 2010, are applicable to all employees of Textron including the principal executive officer, the principal financial officer and the principal accounting officer. The Business Conduct Guidelines are also applicable to directors with respect to their responsibilities as members of the Board of Directors. The Business Conduct Guidelines are posted on Textron’s website, www.textron.com, under “About Textron—Our Commitment—Ethics and Compliance,” and are also available in print upon request to Textron’s Secretary. We intend to post on our website, at the address specified above, any amendments to the Business Conduct Guidelines or the grant of a waiver from a provision of the Business Conduct Guidelines requiring disclosure under applicable Securities and Exchange Commission rules. SHAREHOLDER COMMUNICATIONS TO THE BOARD Shareholders or other interested parties wishing to communicate with the Board of Directors, the Lead Director, the non-management directors as a group or with any individual director may do so by calling (866) 698-6655 (toll-free) or (401) 457-2269, writing to Board of Directors at Textron Inc., 40 Westminster Street, Providence, Rhode Island 02903, or by e-mail to textrondirectors@textron.com. The telephone numbers and addresses are also listed on the Textron website. All communications received via the above methods will be sent to the Board of Directors, the Lead Director, the non-management directors or the specified director. COMPENSATION OF DIRECTORS During 2015, for their service on the Board, non-employee directors were paid an annual retainer of $215,000 ($100,000 of which was required to be deferred and paid in the form of stock units, as discussed below). The annual retainer is prorated for directors who join the Board during the year. Non-employee directors who served on the Executive Committee or one of the standing committees, other than the Audit Committee, received $1,500 for each committee meeting attended. Non-employee directors who served on the Audit Committee received $2,500 for each committee meeting attended. Textron reimburses each director for his or her expenses in attending Board or committee meetings. The chairs of the Audit Committee, the Nominating and Corporate Governance Committee and the Organization and Compensation Committee received, respectively, an additional $15,000, $10,000 and $12,500, and the Lead Director an additional $15,000. 13 TEXTRON 2016 PROXY STATEMENT

Textron maintains a Deferred Income Plan for Non-Employee Directors (the “Directors Deferred Income Plan”) under which they can defer all or part of their cash compensation until retirement from the Board. Deferrals are made either into an interest bearing account which bears interest at a monthly rate that is one-twelfth of the greater of 8% and the average for the month of the Moody’s Corporate Bond Yield Index, but in either case, not to exceed a monthly rate equal to 120% of the Applicable Federal Rate as provided under Section 1274(d) of the Internal Revenue Code, or into an account consisting of Textron stock units (the “Stock Unit Account”), which are equivalent in value to Textron common stock. Textron credits dividend equivalents to the stock unit account. In 2015 and prior years, directors were required to defer a minimum of $100,000 of their annual retainer into the stock unit account; this required deferral amount will increase to $120,000 effective in 2016 in connection with the changes to the compensation of our directors described below. Textron sponsors a Directors Charitable Award Program that was closed to new participants in 2004. Under the program, Textron contributes up to $1,000,000 to the Textron Charitable Trust on behalf of each participating director upon his or her death, and the Trust donates 50% of that amount in accordance with the director’s recommendation among up to five charitable organizations. Textron currently maintains life insurance policies on the lives of the participating directors the proceeds of which may be used to fund these contributions. The premiums on the policies insuring our current directors who participate in this program have been fully paid so there were no expenditures associated with these policies during 2015. The directors do not receive any direct financial benefit from this program since the insurance proceeds and charitable deductions accrue solely to Textron. Non-employee directors also are eligible to participate in the Textron Matching Gift Program under which Textron will match contributions of directors and full-time employees to eligible charitable organizations at a 1:1 ratio up to a maximum of $7,500 per year. Non-employee directors are eligible to receive awards granted under the Textron Inc. 2015 Long-Term Incentive Plan. Other than a one-time grant of restricted stock received upon joining the Board, they currently do not receive any such awards. This grant of restricted stock, in the amount of 2,000 shares, does not vest until the director has completed at least five years of Board service and all successive terms of Board service to which he or she is nominated and elected or in the event of death or disability or a change in control of Textron. None of our directors receive compensation for serving on the Board from any shareholder or other third party. Employee directors do not receive fees or other compensation for their service on the Board or its committees. CHANGES TO DIRECTOR COMPENSATION PROGRAM FOR 2016 In December 2015, the Nominating and Corporate Governance Committee conducted its annual review of the type and amount of compensation paid to our non-employee directors for their service on our Board and its committees. The Committee considered the results of an analysis prepared by its independent compensation consultant, Frederic W. Cook & Co., Inc., which included non-employee director compensation trends and data from Textron’s Talent Peer Group companies as well as companies included in the 2014-2015 NACD Director Compensation Survey. After its review, the Committee recommended, and the Board approved, changes to the compensation program for our directors for 2016, as follows: • Eliminate all committee meeting fees • Increase the annual Lead Director retainer from $15,000 to $25,000 • Adopt an annual retainer of $15,000 for Audit Committee members • Increase the annual Board retainer from $215,000 to $235,000, of which at least $120,000 must be deferred into the Stock Unit Account of the Directors’ Deferred Income Plan These changes are intended to align Textron’s program more closely with peer company practices and simplify the administration of the current program. In addition, these changes will maintain a compensation differential between the Audit Committee and other committees, due to the significantly greater time commitment required of the Audit Committee members, and to recognize the time commitment of the Lead Director. Because Board compensation has not been increased since 2008, the Board determined that it was appropriate to implement a modest overall increase in director compensation, through the increased retainer to maintain competitive compensation levels. The entire increase in the retainer amount will be required to be deferred into the Stock Unit Account, as described above, in order to increase the alignment of the Board’s financial interests with shareholders’ interests. 14 TEXTRON 2016 PROXY STATEMENT

Director Compensation Table

The following table provides 2015 compensation information for our directors other than Mr. Donnelly, whose compensation is reported in the Summary Compensation Table on page 34.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Kathleen M. Bader	134,157	100,000	7,500	241,657
R. Kerry Clark	173,687	100,000	7,500	281,187
James T. Conway	147,000	100,000	4,000	251,000
Ivor J. Evans	144,500	100,000	7,500	252,000
Lawrence K. Fish	128,500	100,000	7,500	236,000
Paul E. Gagné	151,500	100,000		251,500
Dain M. Hancock	147,500	100,000		247,500
Lord Powell of Bayswater KCMG	132,000	100,000		232,000
Lloyd G. Trotter	136,500	100,000	5,000	241,500
James L. Ziemer	154,657	100,000		254,657

(1) The amounts in this column represent the grant date fair value of the portion of the director's annual retainer mandatorily deferred into the stock unit account under the Directors Deferred Income Plan. These amounts are converted to stock units at a grant date fair value equal to the average share price for the calendar quarter in which the fees were payable.

(2) The amounts in this column represent the amount of matching contributions made by the Company on behalf of participating directors pursuant to the Textron Matching Gift Program.

DIRECTOR STOCK OWNERSHIP REQUIREMENTS

In order to align the financial interests of our directors with the interests of our shareholders, we require that our directors maintain a specified level of stock ownership equal to eight times the portion of their annual retainer payable in cash; toward this end, we require all non-employee directors to defer a minimum of $120,000 (effective January 1, 2016) of their annual retainer into the stock unit account of the Directors Deferred Income Plan. All directors currently meet the stock ownership requirement which allows them to achieve the required level of ownership over time in the case of directors who have more recently joined the Board. We also have a stock retention policy restricting non-employee directors from transferring stock units or restricted stock while they serve on the Board.

ANTI-HEDGING AND PLEDGING POLICY

Our directors are prohibited from (i) pledging Textron securities as collateral for any loan or holding Textron securities in a margin account or (ii) engaging in short sales of Textron securities or transactions in publicly-traded options or derivative securities based on Textron's securities.

15 TEXTRON 2016 PROXY STATEMENT

SECURITY OWNERSHIP

The following table sets forth information regarding the beneficial ownership of our common stock as of January 2, 2016, unless otherwise noted, by:

- Each person or group known by us to own beneficially more than 5% of our common stock;
- Each of our directors;
- Each of our named executive officers, as defined under Securities and Exchange Commission rules ("NEOs"); and
- All of our current directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock subject to options that are exercisable, or restricted stock units that will vest, within 60 days of January 2, 2016, and shares held for the executive officers by the trustee under the Textron Savings Plan, are considered outstanding and beneficially owned by the person holding the option or unit or participating in the Plan but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Each shareholder listed below has sole voting and investment power with respect to the shares beneficially owned, except in those cases in which the voting or investment power is shared with the trustee or as otherwise noted.

Directors and Named Executive Officers	Number of Shares of Common Stock	Percent of Class
Kathleen M. Bader	16,205 (1)	*
R. Kerry Clark	7,000 (1)	*
Frank T. Connor	506,753 (2)(3)	*
James T. Conway	2,021 (1)	*
Scott C. Donnelly	1,750,381 (2)(3)	*
Ivor J. Evans	7,000 (1)	*
Lawrence K. Fish	23,380 (1)	*
Paul E. Gagné	5,228 (1)	*
Dain M. Hancock	2,156 (1)	*
Cheryl H. Johnson	42,416 (2)(3)	*
E. Robert Lupone	139,366 (2)(3)	*
Lord Powell of Bayswater KCMG	2,147 (1)	*
Lloyd G. Trotter	2,097 (1)	*
James L. Ziemer	2,138 (1)	*
All directors and executive officers as a group (14 persons)	2,508,288 (1)	*
Beneficial Holders of More than 5%		
BlackRock, Inc. (4)	15,648,813	5.7%
T. Rowe Price Associates, Inc. (5)	39,027,144	14.2
The Vanguard Group, Inc. (6)	21,809,268	7.9

* Less than 1% of the outstanding shares of common stock.

(1) Excludes stock units held by our non-employee directors under the Directors Deferred Income Plan that are paid in cash following termination of service as a director, based upon the value of Textron common stock, as follows: Ms. Bader, 52,706 shares; Mr. Clark, 71,337 shares; Mr. Conway, 16,319 shares; Mr. Evans, 68,055 shares; Mr. Fish, 89,253 shares; Mr. Gagné, 98,817 shares; Mr. Hancock, 95,039 shares; Lord Powell, 54,064 shares; Mr. Trotter 78,560 shares; and Mr. Ziemer, 64,145 shares.

(2) Includes the following shares obtainable within 60 days of January 2, 2016, as follows: (i) upon the exercise of stock options: Mr. Connor, 458,249 shares; Mr. Donnelly, 1,520,333 shares; Ms. Johnson, 34,109 shares; Mr. Lupone, 108,371 shares and (ii) upon the vesting of RSUs: Mr. Connor, 24,636 shares; Mr. Donnelly, 81,572 shares; Ms. Johnson, 1,726 shares; Mr. Lupone, 19,206 shares; and all directors and executive officers as of 2015 year end as a group, 2,248,202 shares.

(3) Excludes (i) stock units held under non-qualified deferred compensation plans that are paid in cash, based upon the value of Textron common stock, as follows: Mr. Connor, 5,921 shares; Mr. Donnelly, 10,779 shares; Ms. Johnson, 349 shares; and Mr. Lupone, 2,601 shares (ii) RSUs payable in cash, based upon the value of Textron common stock, as follows: Ms. Johnson, 1,222 shares; (iii) unvested RSUs payable in stock, as follows: Mr. Connor, 91,217 shares; Mr. Donnelly, 321,970 shares; Ms. Johnson, 24,542 shares; and Mr. Lupone, 60,527 shares; (iv) unvested PSUs that are paid in cash when earned and valued based upon the value of Textron common stock, as follows: Mr. Connor, 64,072 shares; Mr. Donnelly, 222,444 shares; Ms. Johnson, 14,853 shares; and Mr. Lupone, 29,811 shares.

TEXTRON 2016 PROXY STATEMENT 16

(4) Based on information disclosed Amendment No. 1 in Schedule 13G filed by BlackRock, Inc. on February 10, 2016. According to this filing, as of December 31, 2015, BlackRock, Inc., through its various entities, beneficially owns these shares and has sole power to dispose of or direct the disposition of 15,608,951 of these shares, shared power to dispose of or direct the disposition of 39,862 of these shares, sole power to vote or direct the voting of 13,814,870 of these shares and shared power to vote or direct the voting of 39,862 of these shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. (5) Based on information disclosed in Amendment No. 6 to Schedule 13G filed by T. Rowe Price Associates, Inc. on February 9, 2016. According to this filing, as of December 31, 2015, T. Rowe Price Associates, Inc., in its capacity as investment adviser for various individual and institutional investors, is deemed to beneficially own these shares as to which it has sole dispositive power and, with respect to 14,738,812 of these shares, sole voting power; however, T. Rowe Price Associates, Inc. expressly disclaims such beneficial ownership. The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202. (6) Based on information disclosed in Amendment No. 4 to Schedule 13G filed by The Vanguard Group, Inc. on February 10, 2016. According to this filing, as of December 31, 2015, The Vanguard Group, Inc. beneficially owns these shares and has sole power to dispose of or direct the disposition of 21,292,865 of these shares, shared power to dispose of or direct the disposition of 516,403 of these shares, sole power to vote or direct the voting of 512,700 of these shares and shared power to vote or direct the voting of 12,500 of these shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 425,651 shares, as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 177,801 shares as a result of its serving as investment manager of Australian investment offerings. The address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355. SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Textron’s directors, executive officers and controller to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and to provide copies of such reports to Textron. As an administrative matter, Textron assists its reporting persons in fulfilling their responsibilities to prepare and file reports pursuant to Section 16(a), including with respect to making determinations on the availability of exemptions from reporting. Based solely upon a review of copies of such reports and written representations of the reporting persons, to our knowledge, during the 2015 fiscal year, all such reporting persons timely filed all of the reports they were required to file under Section 16(a). 17 TEXTRON 2016 PROXY STATEMENT

AUDIT COMMITTEE REPORT The Audit Committee of the Board of Directors has furnished the following report on its activities: The committee reviewed and discussed the audited consolidated financial statements and the related schedule in the Annual Report referred to below with management. The committee also reviewed with management and the independent registered public accounting firm (the “independent auditors”) the reasonableness of significant judgments and the clarity of disclosures in the financial statements, the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee by applicable requirements of the Public Company Accounting Oversight Board. In addition, the committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence, and considered the possible effect of non-audit services on the auditors’ independence. The committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits and met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, including internal controls over financial reporting, and the overall quality of the Company’s financial reporting. The committee also reviewed the Company’s compliance program. Ten committee meetings were held during the year. In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors that the audited consolidated financial statements and the related schedule be included in the Annual Report on Form 10-K for the fiscal year ended January 2, 2016, to be filed with the Securities and Exchange Commission. The committee also reported to the Board that it had selected Ernst & Young LLP as the Company’s independent auditors for 2016, and recommended that this selection be submitted to the shareholders for ratification. In determining whether to reappoint Ernst & Young LLP as the Company’s independent auditor, the committee took into consideration a number of factors, including the quality of the committee’s ongoing discussions with Ernst & Young LLP and an assessment of the professional qualifications and past performance of the lead audit partner and Ernst & Young LLP. R. KERRY CLARK, CHAIR JAMES T. CONWAY IVOR J. EVANS PAUL E. GAGNÉ DAIN M. HANCOCK JAMES L. ZIEMER 18 TEXTRON 2016 PROXY STATEMENT

COMPENSATION COMMITTEE REPORT The Organization and Compensation Committee of the Board of Directors has furnished the following report: The committee reviewed the Compensation Discussion and Analysis to be included in Textron’s 2016 proxy statement and discussed that Analysis with management. Based on its review and discussions with management, the committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Textron’s 2016 proxy statement and Textron’s Annual Report on Form 10-K for the fiscal year ended January 2, 2016. This report is submitted by the Organization and Compensation Committee. LLOYD G. TROTTER, CHAIR LAWRENCE K. FISH PAUL E. GAGNÉ DAIN M. HANCOCK LORD POWELL OF BAYSWATER KCMG JAMES L. ZIEMER 19 TEXTRON 2016 PROXY STATEMENT

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

BUSINESS OVERVIEW

Textron's 2015 revenues were $13.4 billion, down about 3.2% from 2014, primarily reflecting lower revenues at our Bell segment largely due to fewer V-22 tiltrotor aircraft deliveries to the U.S. government as specified by the program terms. Despite the decline in revenues in 2015, we achieved improved operational performance, increasing segment profit by 3.4% to $1.3 billion and diluted earnings per share from continuing operations by 16.3% to $2.50, reflecting good execution across all of our business segments.



Revenues ($ millions)
$14,000
$0
$13,878
$13,423
Down 3.2%
2014
2015



Segment Profit ($ millions)
$1,300
$0
$1,214
$1,255
Up 3.4%
2014
2015



Diluted Earnings per Share
$2.50
$0
$2.15
$2.50
Up 16.3%
2014
2015

We generated slightly over one billion dollars in cash from operating activities of our manufacturing businesses, which allowed us to return $241 million to our shareholders through the repurchase of shares and dividends paid, deploy $420 million in capital expenditures to support future growth, invest $81 million in complementary acquisitions that strengthened our businesses and pay down an additional $100 million of debt. Other notable accomplishments during the year which we expect will contribute to future growth in shareholder value included the following:

- Generated a 5.6% increase in Textron Aviation revenues, driven by a full year's contribution from our acquisition of Beech Holdings, LLC, which included Beechcraft Corporation and other subsidiaries ("Beechcraft"), and higher aircraft sales. We also received certification of the new Pro Line Fusion-equipped Beechcraft King Air 350i and 250 turboprop aircraft. Textron Aviation also accumulated a full year of operational benefits from the acquisition and integration of Beechcraft, allowing us to increase Textron Aviation segment profit to $400 million from $234 million in 2014.
- At Bell Helicopter, we took appropriate cost actions in reaction to continued reduced sales activity in global commercial helicopter markets and continued to focus on our strategy of new product development. The introduction of our new, upgraded 407 GXP helicopter resulted in a 10-year agreement with a customer to deliver up to 200 units. The successful first flight of the new Bell 525 helicopter—the first ever commercial fly-by-wire rotorcraft—was a major milestone for Bell in 2015. On the military side, we secured several notable contracts, both domestically and internationally, for both the H-1 and V-22 programs.
- Our Textron Systems segment won a number of U.S. and international military contracts, including additional Ship-to-Shore Connector crafts for the U.S. Navy and a contract to deliver 55 COMMANDO Select vehicles for the Afghan National Army.
- Our Industrial segment generated solid revenue growth of 6.2% and expanded segment profit margins, reflecting the success of our new product strategy and recent acquisitions.
- Overall, we invested $778 million in research and development activities, up by 12% from the prior year, demonstrating our ongoing commitment to improve and expand our product lines to drive future growth. Major new products currently in development include the Citation Longitude, Citation Hemisphere, Bell V-280 tiltrotor, Bell 505 Jet Ranger X+, Bell 525 Relentless and our Scorpion military jet.

TEXTRON 2016 PROXY STATEMENT 20

EXECUTIVE COMPENSATION HIGHLIGHTS Executive compensation decisions at Textron are made by our Board’s Organization and Compensation Committee. The Committee strives to keep pace with evolving best practices in executive compensation. The following summarizes key aspects of our executive compensation program: • Pay for performance—substantial portion of executives’ compensation tied to Company performance against goals set by the Committee • Pay aligned with shareholder interests—over 75% of CEO’s target compensation is in the form of equity-based long-term incentives • Clawback policy applies to all annual and long-term incentive compensation • Committee annually compares performance against performance peer group Best practices adopted by the Committee • No single trigger vesting upon change-in-control of long-term incentive awards granted after 2013 • No tax gross ups for officers hired after 2008 • No employment contracts guaranteeing fixed term employment or bonuses to executives and no individual termination protection since 2008 • Limited executive perquisites Practices eliminated by the Committee in recent years • Robust stock ownership requirements Textron Stock • No hedging or pledging Textron securities • No repricing or exchanging stock options without shareholder approval 2015 SAY-ON-PAY ADVISORY VOTE ON EXECUTIVE COMPENSATION At our 2015 annual meeting, shareholders expressed substantial support for the compensation of our named executive officers (“NEOs” or “executives”), with approximately 92% of the votes cast for approval of the say-on-pay advisory vote on executive compensation. The Committee evaluated the results of the 2015 advisory vote at its July meeting and made no changes to our executive compensation program and policies as a result of the vote. COMPENSATION PHILOSOPHY Textron’s compensation philosophy is to establish target total pay with reference to a talent peer group and to tie a substantial portion of our executives’ compensation to performance against objective business goals and stock price performance. This approach helps us to recruit and retain talented executives, incentivizes our executives to achieve desired business goals and aligns their interests with the interests of our shareholders. 21 TEXTRON 2016 PROXY STATEMENT

COMPENSATION PROGRAM COMPONENTS Total pay for Textron’s executives consists of base salary, annual incentive compensation and long-term incentive compensation. Our annual incentive compensation program is designed to reward performance against annual business goals established by the Committee at the beginning of each year and is payable in cash. The long-term incentive compensation program is directly linked to stock price through three award types: stock options, restricted stock units (“RSUs”) and performance share units (“PSUs”). PSUs reward performance against annual business goals set by the Committee for each year of a three-year performance period, subject to the Committee’s negative discretion to decrease the payout based on how Textron’s three-year total shareholder return (“TSR”) compares to a performance peer group. PSUs are payable in cash based upon our stock price. 2015 INCENTIVE COMPENSATION PAYOUTS The two main performance goals set by the Committee for 2015—applicable to our annual incentive compensation program as well as to the PSUs under our long-term incentive compensation program—focused on profitability and cash flow, which are key business priorities for Textron. For 2015, the annual incentive compensation program paid out at 116.4% of target for our executives, reflecting performance that exceeded targets set at the beginning of the year. PSUs awarded for the 2013-2015 performance cycle were subject to business goals set annually by the Committee during the three-year performance period. These awards were also subject to discretionary adjustment by the Committee based upon Textron’s TSR performance relative to our performance peer companies over the same period. Performance against these goals resulted in a multiplier of 96.6% of the number of PSUs granted, however, the Committee applied an 18.7% discretionary reduction based on Textron’s TSR performance, which was just above the median of our performance peer group. This adjustment resulted in a final number of units paid of 78.6% of the initial number of 2013-2015 PSUs granted. OVERVIEW AND OBJECTIVES OF EXECUTIVE COMPENSATION PROGRAM The objectives of Textron’s compensation program for executive officers are: • Encouraging world class performance • Attracting and retaining high-performing talent • Focusing executives on delivering balanced performance by providing (i) both cash and equity incentives and (ii) both annual and long-term incentives • Aligning executive compensation with shareholder value To achieve these objectives, the Committee uses the following five guidelines for designing and implementing executive compensation programs at Textron: • First, target total pay should be set in reference to the median target total pay of a talent peer group • Second, incentive compensation should pay higher when Textron performs well and lower if Textron performs poorly • Third, performance goals should align interests of executives with long-term interests of shareholders • Fourth, compensation programs should not incentivize executives to conduct business in ways which could put the Company at undue risk • Fifth, indirect compensation should provide the same level of benefits given to other salaried employees 22 TEXTRON 2016 PROXY STATEMENT

TARGET PAY HOW DOES THE COMMITTEE SET TARGET PAY? Target total pay consists of three components (i) base salary, (ii) target annual incentive compensation and (iii) target long-term incentive compensation. In setting target pay, the Committee addresses each component with reference to a talent peer group median and makes its determinations based on individual responsibilities, complexity of position versus that of the market benchmarks, performance, experience, and future potential. The target incentive compensation components are set as a percentage of base salary, varying for each NEO. The objectives of the three components are as follows: position, experience and performance Incentive HOW DOES THE COMMITTEE SELECT THE TALENT PEER GROUP? The Committee references a “talent” peer group of companies, recommended by its independent compensation consultant and approved by the Committee, as part of its process in establishing target pay for each NEO. The Committee believes that complexity and size are the most important factors in establishing this group of companies to provide appropriate references for target pay levels, with industry playing a secondary role. In addition to market cap and enterprise value, as well as availability of information in the compensation survey database, selection criteria for the talent peer group for 2015 included: • Publicly-traded companies that are headquartered in the U.S. • Revenue of approximately $5 billion to $40 billion, with at least 10% from outside the U.S. • Median revenue for peer group approximates Textron’s revenue • Revenue in the aerospace/defense, technology/engineering, general manufacturing and/or automotive industries 23 TEXTRON 2016 PROXY STATEMENT ComponentObjective Base Salary • Provide market-competitive fixed pay reflective of an executive’s responsibilities, • Focus executives on executing the Company’s short-term business goals AT-RISK COMPENSATION Target Annual Target Long-Term Incentive • Align executive compensation with increasing long-term shareholder value

The table below lists the 2015 talent peer group companies and Textron showing fiscal 2014 revenues. The 2015 talent peer group was referenced in setting target pay for 2016.

2015 Talent Peer Group

Company Name	Industry	2014 Revenue ($ in billions)
Honeywell International Inc.	Aerospace/Defense	$40.3
General Dynamics Corporation	Aerospace/Defense	30.9
Emerson Electric Co.	Technology/Engineering	24.5
Northrop Grumman Corporation	Aerospace/Defense	24.0
Eaton Corporation Plc	General Manufacturing	22.6
TRW Automotive Holdings Corporation	Automotive	17.5
Illinois Tool Works Inc.	General Manufacturing	14.5
Parker-Hannifin Corporation	General Manufacturing	13.2
Ingersoll-Rand Plc	General Manufacturing	12.9
L-3 Communications Holdings Inc.	Aerospace/Defense	12.1
BorgWarner Inc.	Automotive	8.3
Visteon Corporation	Automotive	7.5
Federal-Mogul Holdings Corporation	Automotive	7.3
Terex Corporation	General Manufacturing	7.3
Oshkosh Corporation	General Manufacturing	6.8
Spirit AeroSystems Holdings, Inc.	Aerospace/Defense	6.8
Rockwell Automation Inc.	Technology/Engineering	6.6
KBR, Inc.	Technology/Engineering	6.4
Rockwell Collins Inc.	Aerospace/Defense	5.0
75th Percentile		**20.0**
Median		**12.1**
25th Percentile		**7.1**
Textron Inc.		**13.9**
Textron Percentile Rank		**64%**

The 2014 talent peer group (which did not change in 2015 except for the removal of Exelis, Inc. because it is no longer a separate, publicly-reporting company as a result of its acquisition) was used to set target pay for 2015.

TEXTRON 2016 PROXY STATEMENT 24

HOW DID THE COMMITTEE MAKE 2015 TARGET PAY DECISIONS?

Prior to making decisions on compensation, the Committee reviewed the following items:

- Compensation data for each NEO
- A detailed compensation benchmarking study comparing each NEO's current target compensation by component to the market median of the talent peer group
- An executive retention analysis
- Potential share-derived wealth and stock ownership information for each NEO

Additionally, the CEO provided input into compensation decisions for NEOs other than himself, including his assessment of each individual's responsibilities and performance, the complexity of their position against market benchmarks, their experience and future potential. In approving 2015 target pay, the Committee considered the CEO's input and made its own assessment of competitive pay and performance. As a result, the Committee increased the target pay of each NEO. The Committee increased Mr. Donnelly's base salary by approximately 3% and increased the amount to be awarded as target annual incentive compensation from 130% to 140% of his base salary in order to bring these components of his target compensation closer to the talent peer group median. In addition, the Committee increased Mr. Donnelly's target long-term incentive compensation by approximately 3.5%. With respect to the other NEOs, the Committee increased the base salary, with the corresponding increases in target annual incentive and target long-term incentive compensation, of Mr. Connor, the Company's CFO, by approximately 6%; Mr. Lupone, the Company's General Counsel, by approximately 4%; and Ms. Johnson, the Company's EVP, HR, by approximately 21%. The increases in compensation for Mr. Connor and Mr. Lupone were determined based on scope of responsibility, years of experience and to keep their salaries competitive with those paid at the talent peer group companies. The Committee approved Ms. Johnson's increase to recognize her growing experience as our top human resources executive and to continue to move her compensation closer to market median for the talent peer group of companies.

WHAT IS THE TARGET PAY AND PAY MIX FOR OUR EXECUTIVES?

The following table shows 2015 target total pay, along with the target for each component of target total pay, for Textron's NEOs:

			At-Risk Compensation		
Name	Position	Base Salary	Target Annual Incentive	Target Long-Term Incentive	Target Total Pay
Scott C. Donnelly	CEO	$1,115,000	$1,561,000 (140% of salary)	$8,800,000 (789% of salary)	$11,476,000
Frank T. Connor	CFO	900,000	765,000 (85% of salary)	2,565,000 (285% of salary)	4,230,000
E. Robert Lupone	General Counsel	675,000	506,250 (75% of salary)	1,181,250 (175% of salary)	2,362,500
Cheryl H. Johnson	EVP, HR	425,000	255,000 (60% of salary)	637,500 (150% of salary)	1,317,500

25 TEXTRON 2016 PROXY STATEMENT

Approximately 90% of our CEO's pay mix and an average of approximately 75% of our other NEO's pay mix is tied to Company performance ("at-risk"):

CEO Target Pay Mix



Base Salary 10%
Target Annual Incentive 13%
Target Long-Term Incentive 77%
At-Risk Compensation

NEO Target Pay Mix (Excluding CEO)



Base Salary 25%
Target Annual Incentive 19%
Target Long-Term Incentive 56%
At-Risk Compensation

INCENTIVE COMPENSATION

HOW DOES OUR INCENTIVE COMPENSATION WORK?

Our annual and long-term incentive compensation programs are summarized in the following table. Long-term incentive compensation consists of three award types: performance share units, restricted stock units, and stock options. This mix of award types encourages executives to focus on meeting performance goals established by the Committee, remaining with Textron as awards vest, and increasing long-term shareholder value.

	Component	Award Type	Description
AT-RISK COMPENSATION	TARGET LONG-TERM INCENTIVE	Performance Share Units 40%	• Represent cash value of one share of common stock • Span a three-year performance period with vesting at the end of the third fiscal year • Percentage earned (0% to 150%) is based upon the achievement of performance goals set by the Committee for each year of the performance period • Payout is subject to a discretionary TSR modifier that can decrease the payout by as much as 40% based on how Textron's three-year TSR compares to the performance peer group • Incentivize achievement of Company performance goals over a sustained period in order to build shareholder value
		Restricted Stock Units 30%	• Represent the right to receive one share of common stock upon vesting • Final value depends on the change in stock price over the vesting period • The Committee believes that RSUs help to retain executives because they have value upon vesting regardless of stock price
		Stock Options 30%	• Provide value only if the stock price goes up during the term of the option, resulting in a direct incentive to increase Textron's stock price
	TARGET ANNUAL INCENTIVE		• Target value and performance goals are set in the first quarter of each year • The performance goals are enterprise-wide goals that aggregate the separate goals for each of our business units which are set to focus the businesses primarily on generating profitability and cash flow consistent with expected market conditions • Percentage earned (0% to 200%) is determined after the end of the fiscal year based upon the achievement of performance goals • Payout is subject to negative discretion based on the Committee's and Board's judgment of management's performance

TEXTRON 2016 PROXY STATEMENT 26

PERFORMANCE ANALYSIS WHICH COMPANIES DOES THE COMMITTEE USE TO COMPARE OUR PERFORMANCE? The table below shows the list of performance peer group companies; checkmarks in the columns under Textron’s manufacturing segments mean that the peer company competes in some way, or operates in similar industries, with that segment. 2015 Performance Peer Group United Technologies Corporation 65.1 3 3 3 3 Johnson Controls Inc. 42.8 3 Deere & Company 36.1 3 Northrop Grumman Corporation 24.0 3 Eaton Corporation Plc 22.6 3 3 3 3 L-3 Communications Holdings Inc. 12.1 3 3 Harris Corporation 5.0 3 Textron Inc. 13.9 Three companies were removed from the 2014 performance peer group due to corporate transactions or lack of publicly available information: Alliant Techsystems Inc., Exelis Inc., and Kubota Corp. The Committee added Harris Corporation, the acquirer of Exelis Inc., to the performance peer group for 2015. The 2014 performance peer group was used for the Committee’s annual incentive compensation and performance analysis. WHAT WERE OUR PERFORMANCE GOALS? Performance goals for the 2015 annual incentive compensation program and PSUs under the long-term incentive compensation program largely focused on profitability and cash flow with an additional goal related to workforce diversity. The profitability target focused executives on delivery of segment profit in each of our segments. The cash flow target focused executives on improving operational efficiency and sustaining the strength of the balance sheet. The diversity metric focused management on having a diverse employee profile. In addition, PSUs are subject to a discretionary TSR modifier that can decrease, but not increase, the payout by as much as 40% based on how Textron’s 3-year TSR compares to our performance peer group. 27 TEXTRON 2016 PROXY STATEMENT Rockwell Collins Inc.5.0333 Spirit AeroSystems Holdings, Inc.6.833 Ingersoll-Rand Plc12.93 Raytheon Company22.83 General Dynamics Corporation30.9333 Honeywell International Inc.40.33333 Lockheed Martin Corporation45.633 2014 Revenue Company Name($ in billions)BellAviationIndustrialSystems The Boeing Company$90.8333

ANNUAL INCENTIVE COMPENSATION PAYOUTS AND PERFORMANCE ANALYSIS

The Committee established the weighting for the 2015 annual incentive performance goals described above as 60% earnings, 35% cash flow and 5% workforce diversity. Performance targets for 2015 were established to require improvement in profitability, while targeting strong cash flow, reflecting good stewardship of capital while supporting Textron's strategy of investing in new products. Both targets were challenging in light of uncertain global economic and market conditions. Payouts for each individual could range from 0% to 200% of target based on performance. The formula for determining 2015 annual incentive compensation for executive officers, and the resulting percentage earned, are detailed below:



2015 Annual Incentive Compensation Calculation ($ in millions)
Threshold 0% Payout
Target 100% Payout
Maximum 200% Payout
Enterprise NOP (1)
Actual: $1,255
$830
$1,241
$1,526
Manufacturing Cash Flow (2)
Actual: $631
$100
$480
$863
Improvement in Workforce Diversity (3)
Actual: 0.8%
-1.0%
1.0%
3.0%
Component Weighting
Component Payout
Total Earned
60%
63.0%
35%
48.8%
5%
4.6%
116.4%

(1) "Enterprise NOP" means our total "Segment profit" as reported in our Annual Report on Form 10-K. Segment profit for the manufacturing segments excluded interest expense, certain corporate expenses and acquisition and restructuring costs related to the Beechcraft acquisition. The measurement for the Finance segment includes interest income and expense along with intercompany interest income and expense.

(2) "Manufacturing Cash Flow" means "Manufacturing cash flow before pension contributions" (a non-GAAP measure) as reported in our quarterly earnings releases. This measure adjusts net cash from operating activities of continuing operations for dividends received from Textron Financial Corporation ("TFC"), capital contributions provided under the Support Agreement with TFC and debt agreements, capital expenditures, proceeds from the sale of property, plant and equipment and contributions to our pension plans.

(3) "Improvement in Workforce Diversity" means the change in the number of U.S. full-time salaried diverse employees in relation to all full-time U.S. salaried employees.

At its January 2016 meeting, the Committee discussed the annual incentive compensation awards to be paid to the NEOs for the 2015 performance period and considered input from the full Board. The Committee concluded that the calculated payouts appropriately reflected the Company's performance for 2015 and approved the payouts as calculated above.

Annual incentive compensation targets and payouts for 2013, 2014 and 2015 for each NEO are shown below:

		2013		2014		2015	
Name	Position	Target	Payout	Target	Payout	Target	Payout
Scott C. Donnelly	CEO	$1,296,000	$556,000	$1,404,000	$1,690,000	$1,561,000	$1,817,000
Frank T. Connor	CFO	680,000	292,000	722,500	870,000	765,000	890,000
E. Robert Lupone	General Counsel	472,500	203,000	487,500	587,000	506,250	589,000
Cheryl H. Johnson	EVP, HR	180,000	77,000	210,000	253,000	255,000	297,000

The Committee believes that a pay for performance analysis should compare Company performance vs. peer performance over the time period an incentive is earned and that operating metrics are the appropriate performance comparator for annual incentive awards. Therefore, to validate that Textron's annual incentive compensation is appropriately linked to the executives' performance, each year the Committee reviews the previous year's annual incentive payouts compared to Textron's performance on its cash flow and net operating profit metrics, relative to the performance of the performance peer group on these metrics. While exactly comparable data was not available for all peer companies, indicative comparisons were made using publicly-reported GAAP information. As was the case for previous years, the Committee's comparative analysis for payouts in 2015 confirmed the directional link between Textron's annual incentive compensation payouts and its performance relative to its peers.

TEXTRON 2016 PROXY STATEMENT 28

LONG-TERM INCENTIVE COMPENSATION PAYOUTS AND PERFORMANCE ANALYSIS

Performance Share Units

Payouts for the 2013-2015 PSU cycle were based upon performance for each of the annual periods within the 2013-2015 cycle against performance goals set for three one-year performance periods, weighted equally, with a modifier based upon TSR relative to our performance peer companies. The performance achieved against the threshold, target and maximum payouts for the 2013-2015 PSU cycle, and the resulting percentage earned by the executive officers, are detailed below:

2013-2015 Performance Share Unit Calculation ($ in millions)



Component Weighting
Component Payout
Total Earned
Threshold 50% Payout
Target 100% Payout
Maximum 150% Payout
2013 (1)
Earnings
Actual: $936
$835
$1,157
$1,515
60%
39.4%
Cash Efficiency
Actual: $256
$95
$481
$894
35%
24.8%
70.7% (2)
2014
Enterprise NOP (3)
Actual: $1,214
$820
$1,154
$1,405
60%
67.1%
Manufacturing Cash Flow (3)
Actual: $753
$29
$668
$1,308
40%
42.7%
109.8%
2015
Enterprise NOP
Actual: $1,255
$830
$1,241
$1,526
60%
61.5%
Manufacturing Cash Flow
Actual: $631
$100
$480
$863
40%
47.9%
109.4%

Units Earned as Percent of Original Award: 96.6%
TSR Modifier Applied by O&C Committee: -18.7%
Final Payout as % of Original Award: 78.6%

(1) Prior to 2014, the performance metrics of Enterprise NOP and Manufacturing Cash Flow were referred to as Earnings and Cash Efficiency. A component based on TFC Non-Captive performance (weighted at 5%) was also included in 2013.
(2) Earned percentage for the TFC Non-Captive performance was 6.5%.
(3) Enterprise NOP and Manufacturing Cash Flow are defined in the "2015 Annual Incentive Compensation Calculation" chart above.

The performance metrics for 2015 are described in more detail above and for previous years are described in the proxy statement for the applicable year. Payouts for each individual could range from 0% to 150% of target based on performance.

Two measures impact the value of PSU payouts: (i) the number of units earned is based on Textron's performance against operating metrics and may be adjusted downward (but not upward) in the Committee's discretion, based upon TSR compared to its peer companies and (ii) the value of each unit earned is based on Textron's stock price. The tables below show the PSU awards granted in 2013 and associated payouts by executive in terms of both units and value. To validate that the Company's PSU awards link pay to performance, the Committee evaluated the PSU payouts on the basis of both relative performance (TSR performance vs. peers) and absolute performance (change in stock price) and concluded that the payouts were appropriately linked to Textron's overall performance.

29 TEXTRON 2016 PROXY STATEMENT

Performance Share Units and Value Awarded and Earned for Period Frank T. Connor CFO 43,711 34,329 1,244,452 1,350,160 Cheryl H. Johnson EVP, HR 8,626 6,774 245,582 266,421 (1) The Committee applied its negative discretion based upon the TSR modifier to reduce the units paid by 18.7%. (2) The value of the final payouts was higher than the value of the original award due to the increase in Textron’s stock price from 2013 through 2015. The chart below shows our CEO’s 2013-2015 cycle PSU award from grant date value, as adjusted by the Company’s performance against the goals set by the Committee and as adjusted for the TSR modifier, to final payout value, reflecting the increase in Textron’s stock price during the performance period. TSR modifier and stock price Restricted Stock Units and Stock Options In addition to PSUs, the Company’s long-term incentive compensation program consists of RSUs and stock options. The ultimate value of these awards to the executives, upon the vesting of RSUs or the exercise of stock options, is directly based upon Textron’s stock price. For the value realized by the executives upon the vesting or exercise of these awards, see “Option Exercises and Stock Vested in Fiscal 2015” on page 38. 30 TEXTRON 2016 PROXY STATEMENT 2013-2015 PSU Award Value: Scott C. DonnellyReflects performance adjustment, $5,000,000increase of 38.1% $4,000,000 $3,000,000 $2,000,000 $1,000,000 $0 78.6% Value After TSR Modifier 96.6% Value After Performance Adjustment 100% Grant Date Award Value 108.5% Final Payout Value E. Robert LuponeGeneral Counsel21,14616,607602,027653,153 2013-2015 Units2013-2015 Value NamePositionOriginal AwardUnits Paid1Original AwardFinal Payout2 Scott C. DonnellyCEO147,623115,937$4,202,827$4,559,802

RISKS RELATED TO COMPENSATION At each meeting, the Committee discusses potential risks associated with the compensation programs at Textron. During 2015, the Committee addressed different elements of risk pursuant to a calendar agreed at the beginning of the year. The Committee strives to set compensation policies which do not encourage excessive risk-taking by senior executives which could endanger the Company. During 2015, the Committee completed a full review of managing risk within the compensation programs. This annual review helps the Committee to structure executive compensation programs that are designed to avoid exposing the Company to unwarranted risk. OTHER COMPENSATION PROGRAMS As mentioned above, Textron provides certain other compensation programs (such as retirement/death benefits) that are designed to provide to NEOs the same level of benefits provided to non-executive officers and, in most cases, all salaried employees. Certain of these programs provide benefits over any caps mandated by government regulations, including: • Textron Spillover Pension Plan: Non-qualified benefit plan to make up for IRS limits to qualified pension plans and, in the case of Mr. Donnelly, to provide a “wrap-around” pension benefit which takes into account his final average compensation with Textron and his combined service with Textron and GE and reduces this benefit by the amount of any other pension benefits which he is eligible to receive under Textron and GE pension plans. • Textron Spillover Savings Plan: Non-qualified benefit plan to make up for IRS limits to qualified savings plans. Textron provides a program to executives which benefits them by allowing for tax planning and also benefits the Company, in that cash payments by the Company are delayed: • Deferred Income Plan for Textron Executives: Non-qualified plan that allows participants to defer compensation. ROLE OF INDEPENDENT COMPENSATION CONSULTANT Under its charter, the Committee has the authority to retain outside consultants or advisors as it deems necessary to provide desired expertise and counsel. In 2015, the Committee engaged the services of Pay Governance LLC as its compensation consultant. Pay Governance reports directly and exclusively to the Committee and provides advice regarding current and emerging best practices with regard to executive compensation. A representative from Pay Governance attended each of the six Committee meetings in 2015. Pay Governance LLC does not provide any other services to the Committee or the Company. The Committee has determined that Pay Governance LLC is independent and that the work of Pay Governance LLC with the Committee for fiscal 2015 has not raised any conflict of interest. STOCK OWNERSHIP REQUIREMENTS One objective of our executive compensation program is to align the financial interests of our NEOs with the interests of our shareholders. As a result, we require that senior executives accumulate and maintain a minimum level of stock ownership in the Company, which may be achieved through direct ownership of shares, Textron Savings Plan shares, unvested restricted stock units, and vested/unvested share equivalents in Textron compensation and benefit plans. Minimum ownership levels are expressed as a multiple of base salary as follows: five times for the CEO, and three times for other NEOs. New executive officers are given five years to reach their required ownership level. All NEOs currently meet their respective stock ownership requirements or are within their initial five-year period. 31 TEXTRON 2016 PROXY STATEMENT

ANTI-HEDGING AND PLEDGING POLICY Our executives, including our NEOs, are prohibited from engaging in short sales of Textron securities and from engaging in transactions in publicly-traded options, such as puts, calls and other derivative securities based on Textron’s securities including any hedging, monetization or similar transactions designed to decrease the risks associated with holding Textron securities such as zero-cost collars and forward sales contracts. In addition, our NEOs are prohibited from pledging Textron securities as collateral for any loan or holding Textron securities in a margin account. CLAWBACK POLICY Our Board approved the inclusion of a clawback provision in the 2015 Long-Term Incentive Plan which was approved by shareholders at the 2015 Annual Meeting. This provision, which has also been included in our Short-Term Incentive Plan by amendment, provides that the Committee shall require reimbursement of any annual incentive payment or long-term incentive payment under any award to an executive officer where (i) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of Company financial statements, (ii) the Committee determines the executive engaged in intentional misconduct that caused or substantially caused the need for the restatement and (iii) a lower payment would have been made to the executive based upon the restated financial results. Although we may need to revise this clawback provision depending on the final recoupment rules adopted by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we believe this policy is a good governance practice that would be beneficial for our Company even prior to the final rules. In addition, the Company’s long-term incentive award agreements provide that an executive who violates the noncompetition provisions of the award during employment or within two years after termination of employment with the Company forfeits future rights under the award and must repay the Company value received during the period beginning 180 days prior to the earlier of termination or the date the violation occurred. The Company also is subject to the “clawback” provision of Section 304 of the Sarbanes-Oxley Act of 2002 which generally requires public company chief executive officers and chief financial officers to disgorge bonuses, other incentive-or equity-based compensation, and profits on sales of company stock that they receive within the 12-month period following the public release of financial information if there is a restatement because of material noncompliance, due to misconduct, with financial reporting requirements under the federal securities laws. 32 TEXTRON 2016 PROXY STATEMENT

COMPENSATION ARRANGEMENTS RELATING TO TERMINATION OF EMPLOYMENT Mr. Donnelly’s letter agreement with Textron provides for payment of varying benefits to him upon events such as death, disability, retirement and termination under voluntary, involuntary (for cause), involuntary (not for cause or for good reason), or change in control circumstances. Mr. Donnelly’s termination benefits are consistent with the terms of our previous CEO’s agreement and were approved by the Committee upon Mr. Donnelly’s initial hiring in 2008 in order to attract him to Textron. Since hiring Mr. Donnelly, the Committee no longer agrees to formal employment contracts which provide for individual termination protection. Mr. Connor, Mr. Lupone and Ms. Johnson are each eligible for termination benefits that are available to all corporate officers as provided by the Severance Plan for Textron Key Executives. With regard to retirement benefits, in order for Textron to attract Mr. Donnelly to join the Company after his 19-year career at GE, his pension benefits were designed to take into account his years of service at GE so that he would not be disadvantaged by joining Textron. This benefit has been effected through the adoption of an amendment to the Textron Spillover Pension Plan adding an appendix which provides a “wrap-around pension benefit” to Mr. Donnelly in order to compensate for pension benefits at GE that would otherwise not keep pace with his increasing compensation over the course of his career upon joining Textron. The benefit takes into account his service with both GE and Textron and uses the definition of pensionable compensation and final average compensation in the Textron Spillover Pension Plan. This nonqualified pension benefit will become 100% vested upon the earlier of his completion of ten years of service with Textron or his attainment of age 62 while employed by Textron and will be reduced by the combined value of any other benefit which he is eligible to receive under (i) a tax-qualified defined benefit plan maintained by GE, (ii) a tax-qualified defined benefit plan maintained by Textron and (iii) the Textron Spillover Pension Plan. Mr. Connor’s letter agreement provides for an enhanced pension benefit which will give him an additional three years of credited service under the Textron Spillover Pension Plan, subject to the vesting terms of that Plan. Neither Mr. Lupone nor Ms. Johnson has been provided any supplemental or enhanced pension benefits. TAX CONSIDERATIONS Section 162(m) of the Internal Revenue Code provides that no U.S. income tax deduction is allowable to a publicly held corporation for non-performance-based compensation in excess of $1 million paid to a “covered employee” (generally the NEOs other than the principal financial officer). “Performance-based compensation,” which is exempt from the $1 million limitation, must be payable based upon meeting pre-established and objective performance goals established by the Committee under a plan that has been approved by shareholders and meets other tax code requirements. Our policy generally has been to seek to qualify various elements of the compensation payable to executives as “performance-based compensation,” although we may pay non-deductible compensation in order to preserve the Committee’s ability to structure our executive compensation program to meet the objectives discussed above, including to reward individual and team performance. Because there are uncertainties as to the application of regulations under Section 162(m), as with most tax matters it is possible that the qualification of awards under our executive compensation program as “performance-based compensation” for purposes of Section 162(m), and any deductions we claim based thereon, may be challenged or disallowed. 33 TEXTRON 2016 PROXY STATEMENT

EXECUTIVE COMPENSATION The following Summary Compensation Table sets forth information concerning compensation of our principal executive officer, principal financial officer and each other individual who was serving as an executive officer at the end of Textron’s 2015 fiscal year (each, an “NEO” and collectively, the “NEOs”). SUMMARY COMPENSATION TABLE Frank T. Connor Executive Vice President and Chief Financial Officer 2015 2014 2013 925,000 840,385 790,385 1,855,658 1,884,825 1,778,522 795,571 805,952 697,392 890,000 870,000 292,000 194,912 371,873 71,254 51,550 49,979 47,379 4,712,691 4,823,014 3,676,932 Cheryl H. Johnson Executive Vice President, Human Resources 2015 2014 2013 426,923 340,385 300,000 432,877 316,596 212,849 197,725 174,658 137,638 297,000 253,000 77,000 191,580 254,946 75,707 26,646 24,979 22,860 1,572,751 1,364,564 826,054 (1) Base salary increases, if any, are implemented in the first pay period in March of each year; therefore, amounts shown in this column may not exactly match the base salaries disclosed in the CD&A. (2) The numbers shown in this column represent the grant date fair values of equity awards granted during the fiscal year, whether settled in stock or cash. The amounts for 2015 include PSUs (granted in 2013, 2014 and 2015) and RSUs (granted in 2015), which are described in the CD&A. The grant date fair values have been determined based on the closing share price on the date of grant. For PSUs, since performance criteria are established on an annual basis, the amounts shown are for the first year of the three-year performance cycle beginning in 2015, plus the second year of the three-year performance cycle beginning in 2014, plus the third year of the three-year performance cycle beginning in 2013. The grant date fair value of each equity-based component for 2015 is detailed below. Mr. Donnelly Mr. Connor Mr. Lupone Ms. Johnson Performance Share Units Restricted Stock Units $3,603,901 2,772,654 $1,047,532 808,126 $493,349 372,160 $232,020 200,857 Total $6,376,555 $1,855,658 $865,509 $432,877 The PSU values above represent target performance. Assuming maximum performance is achieved, then the grant date fair value of the PSUs would be: Mr. Donnelly $5,405,852, Mr. Connor $1,571,298, Mr. Lupone $740,023 and Ms. Johnson $348,030. 34 TEXTRON 2016 PROXY STATEMENT E. Robert Lupone2015696,154865,509366,379589,000086,1342,603,176 Executive Vice President,2014646,154898,298378,445587,000069,0342,578,931 General Counsel and Secretary 2013624,231715,467337,373203,000076,7401,956,811 Change in Pension Value and Nonqualified Non-EquityDeferred StockOptionIncentive Plan CompensationAll Other SalaryAwardsAwards CompensationEarningsCompensation Name and Principal PositionYear($)(1)($)(2)($)(3)($)(4)($)(5)($)(6)Total ($) Scott C. Donnelly2015 1,151,154 6,376,5552,729,4801,817,000237,15080,68912,392,028 Chairman, President and2014 1,080,000 6,477,5522,827,8981,690,0001,439,87375,37013,590,693 Chief Executive Officer2013 1,064,615 5,934,6492,355,219556,000(56,886)65,0759,918,672

(3) The amounts that appear in this column represent the grant date fair value of stock options granted during the fiscal year. The grant date fair values have been determined based on the assumptions and methodologies set forth in Note 10 Share-Based Compensation in Textron's Annual Report on Form 10-K for the fiscal year ended January 2, 2016. The number of shares underlying the stock options granted to each NEO during 2015 is detailed in the Grants of Plan-Based Awards in Fiscal 2015 table on page 36.

(4) The amounts in this column reflect annual incentive compensation earned under Textron's annual incentive compensation program.

(5) The amounts in this column are attributable to the executives' change in actuarial present value of accumulated pension benefits under all defined benefit plans in which the NEOs participate from January 4, 2015 to January 2, 2016. For Ms. Johnson, this column also includes $706 in above-market non-qualified deferred compensation earnings that were posted to her interest-bearing account under the Deferred Income Plan for Textron Executives ("DIP"). Earnings are considered "above-market" if they were higher than 120% of the long-term applicable federal rate with compounding.

(6) The amounts in this column include the value of other benefits and the incremental cost to Textron in 2015 of providing various perquisites in 2015, as detailed below:

	Mr. Donnelly	Mr. Connor	Mr. Lupone	Ms. Johnson
Spillover Savings Plan Contribution (a)	$44,308	$33,000	$62,284	$ 8,096
Contributions to Textron Savings Plan	13,250	13,250	13,250	13,250
Contributions to Retirement Plans	5,300	5,300	10,600	5,300
Perquisites	17,831 (b)	—	—	—
Total	**$80,689**	**$51,550**	**$86,134**	**$26,646**

(a) These amounts represent the value of cash-settled Textron stock units credited to the NEO's Spillover Savings Plan account during the year. For Mr. Lupone, who is not eligible for a defined benefit pension plan, the Company credits an interest bearing Moody's account within the SSP with an amount equal to 4% of eligible compensation, reduced by the contribution that was made by the Company under the Textron Savings Plan.

(b) This amount includes the following: (i) $3,000 for parking, (ii) $4,483 for an annual physical exam and (iii) $10,348 for Mr. Donnelly's usage of corporate aircraft for personal travel and to attend meetings of an outside board of directors on which he serves at the request of the Company's board, which is deemed to be personal travel under SEC rules. In addition, family members and invited guests of Mr. Donnelly occasionally fly as additional passengers on business flights. In those cases, the aggregate incremental cost to the Company is a de minimis amount and, as a result, no amount is reflected in the Summary Compensation Table, although such travel does result in the imputation of taxable income to Mr. Donnelly, the amount of which is calculated in accordance with applicable IRS regulations. Textron values the personal use of corporate aircraft by using an incremental cost method that multiplies the hours flown on a personal flight by an hourly direct operating cost rate for the aircraft flown. The rate per flight hour is derived from the aircraft's variable operating costs which include landing fees, fuel, hangar fees, maintenance, catering, security fees, crew expenses, de-icing costs and other direct operating expenses.

35 TEXTRON 2016 PROXY STATEMENT

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2015

The following table sets forth information on plan-based compensation awards granted to the NEOs during Textron's 2015 fiscal year. Annual equity awards were approved on January 23, 2015 for grant on March 1, 2015.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Future Payouts Under Equity Incentive Plan Awards (2)		All Other Stock Awards: Number of Shares of Stock or Stock Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Grant Type	Target ($)	Maximum ($)	Target ($)	Maximum ($)	(3)	(4)	(5)	(6)
Scott C. Donnelly		Annual IC	1,561,000	3,122,000						
	3/1/2015	PSUs			3,504,978	5,257,467				1,232,291
	3/1/2015	RSUs					62,574			2,772,654
	3/1/2015	Stock Options						194,546	44.31	2,729,480
	3/1/2015	PSUs (7)								2,371,611
Frank T. Connor		Annual IC	765,000	1,530,000						
	3/1/2015	PSUs			1,021,616	1,532,424				359,183
	3/1/2015	RSUs					18,238			808,126
	3/1/2015	Stock Options						56,705	44.31	795,571
	3/1/2015	PSUs (7)								688,349
E. Robert Lupone		Annual IC	506,250	1,012,500						
	3/1/2015	PSUs			470,478	705,718				165,412
	3/1/2015	RSUs					8,399			372,160
	3/1/2015	Stock Options						26,114	44.31	366,379
	3/1/2015	PSUs (7)								327,937
Cheryl H. Johnson		Annual IC	255,000	510,000						
	3/1/2015	PSUs			253,908	380,863				89,270
	3/1/2015	RSUs					4,533			200,857
	3/1/2015	Stock Options						14,093	44.31	197,725
	3/1/2015	PSUs (7)								142,750

(1) These amounts refer to awards of annual incentive compensation made under our annual incentive compensation program. The performance metrics and methodology for calculating payments are described in the CD&A.

(2) These amounts refer to PSU grants made under the Textron Inc. 2007 Long-Term Incentive Plan, which are performance-based long-term grants of share units paid in cash, designed to reward the achievement of specified goals over three distinct fiscal-year performance periods. The performance metrics and methodology for calculating payments are described in the CD&A. Grants of PSUs in 2015 vest at the end of fiscal 2017. The "target" amount to be paid in 2018 assumes 100% earned and is based on the 2015 fiscal year-end share price of $42.01. The "maximum" that can be paid per the plan design is 150% of the PSUs granted, as described in the CD&A. Both target and maximum amounts assume median TSR performance for the three-year performance period.

(3) These amounts represent the number of RSUs granted in 2015 pursuant to the Textron Inc. 2007 Long-Term Incentive Plan. RSUs earn dividend equivalents until vested and vest ratably over three years, beginning on March 1, 2018, three years after the grant date, and annually thereafter.

(4) These amounts represent the number of stock options granted in 2015 pursuant to the Textron Inc. 2007 Long-Term Incentive Plan. All annual grants of stock options vest ratably over three years, beginning on March 1, 2016, and annually thereafter.

(5) Reflects the exercise price for the stock options granted on March 1, 2015 which is equal to the closing price on the grant date.

(6) Represents the grant date fair value of each equity award listed in the table as determined in accordance with generally accepted accounting principles. With respect to PSUs granted in 2015, the amounts in this column represent the value of only the 2015 portion of the 2015-2017 grant since the grant is subject to three single-year performance periods (2015, 2016 and 2017).

(7) Represents grant date fair value of the 2015 portion of the 2013-2015 and 2014-2016 PSU awards.

TEXTRON 2016 PROXY STATEMENT 36

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END The following table sets forth information with respect to the NEOs concerning unexercised options, stock awards that have not yet vested, and equity incentive plan awards as of the end of our 2015 fiscal year. Units, Vested Vested Award Grant Vested Vested 74,107 148,212 39.700 3/1/2024 RSU 2015 62,574 2,628,734 3/1/2014 300,000 0 27.760 3/1/2022 RSU 2014 70,892 2,978,173 3/1/2012 235,602 0 20.210 3/1/2020 RSU 2012 69,786 2,931,710 3/1/2010 200,000 0 47.840 7/3/2018 RSU 2008 12,991 545,752 7/3/2008 0 21,121 48,000 91,607 69,566 83,933 80,000 56,705 42,240 24,000 0 0 0 0 44.310 39.700 28.470 27.760 26.250 20.210 14.340 3/1/2025 3/1/2024 3/1/2023 3/1/2022 3/1/2021 3/1/2020 8/5/2019 PSU RSU PSU RSU RSU RSU RSU 2015 2015 2014 2014 2013 2012 2011 30,398 1,021,616 Frank T. Connor3/1/2015 3/1/2014 3/1/2013 3/1/2012 3/1/2011 3/1/2010 8/5/2009 18,238 766,178 33,674 1,131,716 20,204 26,226 21,310 5,239 848,770 1,101,754 895,233 220,090 9,918 19,834 39.700 3/1/2024 RSU 2015 8,399 352,842 3/1/2014 45,000 0 27.760 3/1/2022 RSU 2014 9,487 398,549 3/1/2012 0 4,577 9,474 4,419 1,628 14,093 9,154 4,736 0 0 44.310 39.700 28.470 27.760 26.250 3/1/2025 3/1/2024 3/1/2023 3/1/2022 3/1/2021 PSU RSU PSU RSU RSU RSU RSU 2015 2015 2014 2014 2013 2012 2011 7,555 253,908 Cheryl H. Johnson3/1/2015 3/1/2014 3/1/2013 3/1/2012 3/1/2011 4,533 190,431 7,298 245,271 4,379 5,176 11,482 194 183,962 217,444 482,359 8,150 (1) Stock option awards associated with each annual grant vest ratably over three years on each anniversary of the grant date. (2) The exercise price of stock options is equal to the closing price of our common stock on the date of grant. (3) The following types of stock awards are shown in this table: (a) “PSU” refers to performance share units. These units reward achievement of long-term goals over a three-year performance period, vesting at the end of the third fiscal year. They are settled in cash and valued based on the average closing price of Textron common stock for the first ten trading days of the fiscal year following vesting. Further information about these awards can be found in the CD&A. (b) “RSU” refers to restricted stock units. RSUs granted in 2011 vest ratably over five years, beginning on the first anniversary of the date of grant, and upon vesting, common stock will be issued to the executive, except for Ms. Johnson, whose RSUs granted in 2011 are payable in cash. RSUs granted in 2012 and after vest ratably over three years beginning on the third anniversary of the grant date. Upon vesting, common stock will be issued to the executive, with the exception of Ms. Johnson who has 1,542 RSUs (of which 514 RSUs have vested) granted in 2012, which are payable in cash. RSUs are granted with the right to receive dividend equivalents. (4) The market value of RSUs that have not vested as of January 2, 2016 was calculated using the fiscal year-end closing share price of $42.01 multiplied by the number of unvested units as of that date. (5) PSUs granted in 2014 and 2015 vest, to the extent earned, on December 31, 2016 and December 30, 2017, respectively. The market value of PSUs that have not vested as of year-end 2015 was calculated using the fiscal year-end closing share price of $42.01 multiplied by the number of unvested units assuming that 100% of the units are earned and assuming a median TSR performance modifier for the three-year performance period (representing the target performance level). 37 TEXTRON 2016 PROXY STATEMENT E. Robert Lupone3/1/2015026,11444.310 3/1/2025PSU201513,999470,478 3/1/201323,22111,61028.470 3/1/2023PSU201415,812531,410 RSU201312,687532,981 RSU201229,9541,258,368 Scott C. Donnelly3/1/20150194,54644.310 3/1/2025PSU2015104,2903,504,978 3/1/2013162,10581,05228.470 3/1/2023PSU2014118,1543,970,920 3/1/2011227,766026.250 3/1/2021RSU201388,5733,720,952 2/27/2009100,74605.650 2/27/2019RSU201117,154720,640 Outstanding Equity Awards at 2015 Fiscal Year-End Option Awards Stock Awards Number ofNumber of SecuritiesSecurities UnderlyingUnderlyingOption Grant Unexercised Unexercised Exercise Option DateOptions (#)Options (#)Price Expiration Name(1)Exercisable Unexercisable ($)(2)Date Equity EquityIncentive IncentivePlan Plan Awards: Market Awards:Market or ValueNumber of Payout Number of of Shares Unearned Value of Shares or or Shares, Unearned Units of Units of Units, or Shares, StockStockOther or Other Type ofThat Have That Have Rights That Rights That StockNotNotHave NotHave Not (3)Year(#)($)(4)(#)($)(5)

OPTION EXERCISES AND STOCK VESTED IN FISCAL 2015

The following table provides information concerning option exercises and the vesting of stock, including PSUs and RSUs, during Textron's 2015 fiscal year for each NEO.

Option Exercises and Stock Vested in Fiscal 2015						
	Option Awards		Stock Awards			
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Type of Equity Award (1)	Number of Shares or Units Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Scott C. Donnelly	0	0	PSU	115,937		4,559,802
			RSU	69,523		3,080,564
					Total	7,640,366
Frank T. Connor	0	0	PSU	34,329		1,350,160
			RSU	22,120		980,137
					Total	2,330,297
E. Robert Lupone	0	0	PSU	16,607		653,153
			RSU	14,977		646,581
					Total	1,299,734
Cheryl H. Johnson	2,121	40,619	PSU	6,774		266,421
			RSU	6,360		283,903
					Total	550,324

(1) "PSU" and "RSU" are described in more detail in footnote 3 to the previous table.
(2) Valuation methodology for the PSUs is described in footnote 5 to the previous table, using actual performance results.

TEXTRON 2016 PROXY STATEMENT 38

PENSION BENEFITS IN FISCAL 2015

The table below sets forth information on the pension benefits for the NEOs under each of the Company's pension plans:

Pension Benefits

Name	Plan Name	Number of Years of Credited Service		Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Scott C. Donnelly	TRP	7.50		192,514	0
	Spillover	7.50		1,604,160	0
	Wrap Around	26.50 (2)		3,947,593	0
			Total	5,744,267	0
Frank T. Connor	TRP	6.42		182,187	0
	Spillover	6.42		894,078	0
	Add'l Credited Service	3.00 (2)		503,189	0
			Total	1,579,454	0
E. Robert Lupone (3)	N/A	N/A		N/A	N/A
Cheryl H. Johnson	TRP (Bell)	3.50		98,075	0
	TRP (Textron)	14.25		408,353	0
	Spillover (Bell)	3.50		69,598	0
	Spillover (Textron)	14.25		305,117	0
			Total	881,142	0

(1) The present value of the accumulated benefit has been calculated consistent with the assumptions set forth in Note 11. Retirement Plans in Textron's Annual Report on Form 10-K for the fiscal year ended January 2, 2016.

(2) Years of extra service granted to the executive by employment letter.

(3) Mr. Lupone is not eligible to participate in any of our pension plans.

A brief description of each of the Company's pension plans referenced above follows:

TRP: TEXTRON RETIREMENT PROGRAM

Effective January 1, 2007, Textron consolidated its retirement benefits for U.S. salaried and eligible bargained employees into a single program, the Textron Retirement Program ("TRP"). The TRP is designed to be a "floor-offset" arrangement which has two parts. The first is a traditional defined pension benefit which provides a set monthly income (pension) at retirement through a formula based on age, years of service, and annual compensation. The second is a new defined contribution benefit called the Textron Retirement Account Plan. Transition rules between the prior plan design and the new plan design provide that participants who meet certain rules will be grandfathered, entitling them to the larger of the benefit calculated under the prior pension formula and the benefit calculated under the TRP. None of the NEOs met the grandfathering rules under the TRP, however Ms. Johnson did meet the grandfathering rules under the Spillover Pension Plan (described below) which entitles her to the larger amount of the two calculations under that Plan. The TRP is funded and tax qualified.

Benefits under the new defined pension formula are based on one and one-third percent of eligible compensation. Benefits under the prior formula are based on a one percent annual benefit for eligible compensation up to the "covered compensation" level ($59,925 in 2015), plus an additional amount equal to one and one-half percent of eligible compensation in excess of covered compensation. "Eligible Compensation" includes base salary plus annual incentive payments in a given year, up to the Internal Revenue Code limit ($265,000 in 2015). The benefit formula is calculated based on eligible employees' highest consecutive five-year average eligible compensation throughout their career at Textron. Provided an employee meets the five years of qualifying service to become vested in the TRP, the accumulated benefit earned during an employee's career is payable in monthly installments after retirement. While the normal retirement age under the TRP is 65, eligible grandfathered employees can earn a full benefit upon attainment of age 62. Eligible employees who meet defined age and service criteria can retire and begin collecting a reduced benefit as early as age 55.

39 TEXTRON 2016 PROXY STATEMENT

Under the Textron Retirement Account Plan, Textron makes annual contributions to a participant's account equal to 2% of eligible compensation up to the Internal Revenue Code limit, and the account balance is adjusted for investment gains and losses. The participant may receive the account in a lump sum or as an actuarially equivalent annuity upon termination of employment at any age. The value of any distribution from the Textron Retirement Account Plan offsets benefits accrued after 2006 under the pension formula.

Effective January 1, 2010, the TRP was closed to new entrants, and new employees, including Mr. Lupone, instead receive an annual company contribution to the Textron Savings Plan equal to 4% of eligible compensation up to the Internal Revenue Code Limit.

SPP: SPILLOVER PENSION PLAN

Textron maintains the Spillover Pension Plan ("SPP") to compensate certain Textron executives for pension benefits that would have been earned but for limitations imposed on tax-qualified plans under federal law. The formula for the SPP is the same as the formula for the defined benefit portion of the qualified plan (the TRP). Eligible compensation components include base salary and annual incentive compensation paid in a given year. The amount included in the formula equals the total of these components (whether or not deferred), less the Internal Revenue Code limit noted above ($265,000 in 2015). Benefits under the SPP also vest after five years of qualifying service, and are generally paid under the same age and service requirements as the defined benefit portion of the TRP. This plan is unfunded and not qualified for tax purposes.

In 2008, an appendix was added to the SPP for certain designated participants hired on or after January 1, 2008, including Mr. Donnelly, to provide a "wrap-around pension benefit." This appendix will recognize an additional benefit service accrual identified in the offer letter of the designated participant and the resulting calculation will be offset by the prior employer age 65 benefit as described in the offer letter, and any qualified and non-qualified age 65 benefit provided by Textron. Specific to Mr. Donnelly, refer to the CD&A for details on his "wrap-around" benefit.

Effective January 1, 2010, the SPP was closed to new entrants except for those who were participants in the Textron Retirement Program on December 31, 2009. Mr. Lupone, therefore, is not eligible to participate in the SPP.

NONQUALIFIED DEFERRED COMPENSATION

The table below shows the deferred compensation activity for each NEO during 2015 under non-qualified deferred compensation plans maintained by Textron.

Nonqualified Deferred Compensation

Name	Plan Name	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(3)
Scott C. Donnelly	Spillover Savings Plan	44,308	(777)	0	452,862
Frank T. Connor	Spillover Savings Plan	33,000	(411)	0	248,758
E. Robert Lupone (3)	Spillover Savings Plan	62,284	2,170	0	209,971
Cheryl H. Johnson	Deferred Income Plan	0	2,521	0	60,126
	Spillover Savings Plan	8,096	(13)	0	14,695
		Total	2,508	0	Total 74,821

(1) The amounts shown in this column include contributions made by Textron into each executive's notional deferred income account in the Textron Spillover Savings Plan (the "SSP") in 2015. There are two types of Company contributions made under the SSP. First, if a participant contributes at least 10% of eligible compensation to the tax-qualified Textron Savings Plan ("TSP"), then the participant's stock unit account within the SSP is credited with a match equal to 5% of eligible compensation reduced by the matching contribution under the TSP. Second, for Mr. Lupone and other employees hired after 2009 who are not eligible for a defined benefit pension plan, the Company credits the interest bearing Moody's account within the SSP with an amount equal to 4% of eligible compensation reduced by the contribution that was made by the Company under the TSP. These amounts are also reported in the "All Other Compensation" column in the Summary Compensation table.

(2) The amounts in this column reflect aggregate earnings during the fiscal year on amounts accrued in the participants' accounts under the SSP and the DIP, if applicable, based upon the terms of each plan, as described below. To the extent the credited rate exceeds 120% of the long-term applicable federal rate, such earnings are considered "above-market earnings". The amount of above-market earnings in the DIP was $706 for Ms. Johnson. These earnings are also reported in the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column in the Summary Compensation Table.

(3) Of these balances, the following amounts were reported in Summary Compensation Tables in prior-year proxy statements: Mr. Donnelly $235,029, Mr. Connor $136,345, Mr. Lupone $123,258 and Ms. Johnson $6,269. This information is provided to clarify the extent to which amounts payable as deferred compensation represent compensation reported in our prior proxy statements, rather than additional currently earned compensation.

TEXTRON 2016 PROXY STATEMENT 40

A brief description of the Company’s deferred compensation plans referenced above follows: DIP: DEFERRED INCOME PLAN FOR TEXTRON EXECUTIVES NEOs deferring compensation into the Deferred Income Plan for Textron Executives (“DIP”) have forgone current compensation in exchange for an unsecured promise from the Company to pay the deferred amount after their employment ends. NEOs can defer up to 80% of their base salary and certain other cash compensation including annual incentive compensation and long-term incentive distributions settled in cash. The “principal” amount that is deferred can be credited with either a Moody’s-based interest rate or a rate of return that approximates the return on investment for a share of Textron common stock, including dividend equivalents, based upon the elections made annually by each NEO. The interest rate applicable to the Moody’s account is the average Moody’s Corporate Bond Yield Index as published by Moody’s Investors Service, Inc. The compounded Moody’s yield for 2015 was 4.39%, which was applied to all deferrals made subsequent to December 31, 2001. SSP: TEXTRON SPILLOVER SAVINGS PLAN The Textron Spillover Savings Plan (the “SSP”) makes up for forgone Company matches into the tax-qualified Textron Savings Plan because of federal compensation limits, as a result of deferring income under the DIP, and for employees hired or rehired after 2009 who are not eligible for a defined benefit pension plan. NEO contributions to the qualified savings plan are capped at 10% of eligible compensation up to the Internal Revenue Code limit ($265,000 in 2015). The contribution amount for employees hired or rehired after 2009 is based on 4% of eligible compensation. Contributions under the SSP are tracked in the form of unfunded book-entry accounts credited as stock units, which earn dividend equivalents and which are reinvested into stock units. NEOs are not permitted to make contributions to the SSP. POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL The discussion and tables below reflect the amount of compensation that would become payable to each of the NEOs under existing plans and arrangements if the named executive’s employment had terminated and/or a change in control had occurred on December 31, 2015, the last business day of Textron’s 2015 fiscal year. Information is provided with respect to the following termination scenarios—voluntary, “for cause,” death or disability, “not for cause” or “good reason,” change in control—and is based upon the named executive’s compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on that date. In addition, in connection with any future actual termination of employment, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts or altering the terms of benefits described below, as the Organization and Compensation Committee believes appropriate. The actual amounts that would be paid upon a NEO’s termination of employment can be determined only at the time of such executive’s separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the Company’s share price and the executive’s age. PAYMENTS MADE UPON A VOLUNTARY TERMINATION BY AN EXECUTIVE Voluntary termination occurs when the NEO leaves the Company at his or her own will (e.g., voluntary resignation or retirement). Upon a voluntary termination executives are entitled only to their accrued obligations. Additionally, because Ms. Johnson is early-retirement eligible (age 55 with at least 10 years of service to Textron) as of December 31, 2015, she also would be entitled to the following: • RSUs issued prior to 2014 and outstanding for at least six months would accelerate and vest pro-rata, and RSUs issued in 2014 or later would continue to vest according to their vesting schedules. • PSUs would continue to vest according to their vesting schedules. • Unvested stock options issued prior to 2014 would continue to vest per their respective vesting schedules for a period of 36 months after termination; options would remain exercisable until the earlier of the remaining term of the options or 36 months after termination. Unvested stock options issued in 2014 or later would continue to vest per their respective vesting schedules for a period of 48 months after termination; options would remain exercisable until the earlier of the remaining term of the options or 48 months after termination. 41 TEXTRON 2016 PROXY STATEMENT

PAYMENTS MADE UPON A TERMINATION “FOR CAUSE” BY THE COMPANY A “for cause” termination occurs when a NEO is separated from Textron after engaging in one or more activities including, but not limited to: (i) conviction of, or pleading nolo contendere or guilty to, a felony (other than a traffic infraction or a crime involving vicarious liability under certain circumstances), (ii) willful misrepresentation, fraud or dishonesty for personal enrichment at the expense of Textron, (iii) willful misconduct or behavior, willful violation of the Company’s Business Conduct Guidelines, or breach of the NEO’s fiduciary duties, in each case, that results in material harm to Textron, or (iv) willful failure to attempt to perform his or her duties or willful failure to attempt to follow the legal written direction of the Board. Upon a termination “for cause,” each of the NEOs would be entitled only to their vested or accrued obligations. PAYMENTS MADE UPON A TERMINATION IN CONNECTION WITH DEATH OR DISABILITY Upon a termination in connection with death or disability, each of the NEOs would be entitled to their vested or accrued obligations as well as the following: • RSUs issued prior to 2014 and outstanding for at least six months would vest pro-rata through the termination date, and RSUs issued in 2014 or later would vest in full upon the occurrence of the event. • PSUs would accelerate and vest pro-rata. • Unvested stock options issued prior to 2014 would vest in full. In the event of disability, options would remain exercisable until the original expiration date; in the event of death, they remain exercisable until the earlier of the remaining term of the option or 12 months after the date of death. Unvested stock options issued in 2014 or later would vest in full; options would be exercisable until the earlier of five years after disability/death or the remaining term of the option. • Full vesting of benefits under the Textron Savings Plan, SSP, DIP and Retirement Account Plan. PAYMENTS MADE UPON A “NOT FOR CAUSE” TERMINATION BY THE COMPANY OR BY AN EXECUTIVE FOR “GOOD REASON” Mr. Donnelly A “not for cause” termination (also called “involuntary termination”) occurs when employment ends either at the initiation of Textron, but without circumstances that would indicate a “for cause” situation, or at the initiation of the executive for “Good Reason.” Mr. Donnelly’s letter agreement with the Company provides certain severance benefits in the event of a “not for cause” or “Good Reason” termination. “Good Reason” means the occurrence of one or more of the following: (i) the assignment to Mr. Donnelly of duties that are materially inconsistent with his position, (ii) the material reduction of Mr. Donnelly’s position, (iii) the forced relocation of Mr. Donnelly’s principal office, (iv) a reduction in Mr. Donnelly’s salary or other benefits, (v) the failure of the Company to deliver to Mr. Donnelly a satisfactory written agreement from any successor to the Company to assume and agree to perform under the letter agreement, or (vi) other material breach by Textron of the letter agreement. Upon a termination “not for cause,” or for “Good Reason,” Mr. Donnelly would be entitled to his vested or accrued obligations as well as the following: • Cash Severance Benefit Comprised of: – Two times the sum of (i) base salary and (ii) the greater of (a) the termination year target annual cash incentive compensation and (b) the average annual cash incentive compensation earned during the last three fiscal years, paid in monthly installments over two years – A pro-rated annual cash incentive compensation payment (based on actual performance) for the year of termination, paid in a lump sum in the year following termination • Treatment of Long-Term Incentive Awards: – Unvested stock options would be subject to full vesting acceleration for that portion of the awards that would have vested within two years after termination. – PSUs would vest pro-rata. 42 TEXTRON 2016 PROXY STATEMENT

• Benefits Under Pension and Nonqualified Deferred Compensation Plans: – Credit for an additional two and one half years of age and service and compensation under all defined benefit-type retirement plans (including the SPP) – A lump sum payment equal to two times the amount of maximum Company annual contribution or match to any defined contribution-type plan in which the executive participates • Continuation of Insurance Coverage: Continued coverage (or the cash equivalent thereof) for two years under the Company’s term life insurance and long-term disability insurance plans, and, to the extent eligible on the date of termination, under the accidental death and dismemberment insurance and dependent life insurance plans. Other NEOs The Severance Plan for Textron Key Executives, in which each of the other NEOs participates, provides severance pay for involuntary termination only if the executive signs a release provided in and required by the plan document. This severance pay is equal to the sum of: (i) the executive’s annual rate of base salary at the date of severance, and (ii) the larger of (a) the average of his or her three most recent actual awards of annual incentive compensation (whether or not deferred) and (b) his or her current target incentive compensation under the annual incentive compensation plan. PAYMENTS MADE UPON A TERMINATION IN CONNECTION WITH A “CHANGE IN CONTROL” Mr. Donnelly A “change in control” termination would occur if Mr. Donnelly experiences a “not for cause” termination during the period beginning 180 days before a change in control and ending on the second anniversary of the change in control. Mr. Donnelly’s letter agreement with the Company provides certain severance benefits in the event of a “change in control” termination. For purposes of Mr. Donnelly’s letter agreement, a “change in control” means the occurrence of any of the following events: (i) any person unrelated to Textron acquires more than 30% of Textron’s then outstanding voting stock, (ii) a majority of the members of the Board of Directors are replaced in any two-year period other than in specific circumstances, (iii) the consummation of a merger or consolidation of Textron with any other corporation, other than a merger or consolidation in which Textron’s voting securities outstanding immediately prior to such merger or consolidation continue to represent at least 50% of the combined voting securities of Textron or such surviving entity immediately after such merger or consolidation, or (iv) shareholder approval of an agreement for the sale or disposition of all or substantially all of Textron’s assets or a plan of complete liquidation. Upon a termination in connection with a “change in control,” Mr. Donnelly would be entitled to his vested or accrued obligations as well as the following: • Cash Severance Benefit, Payable in a Lump Sum, Comprised of: – Three times base salary – Pro-rated portion of the greater of (i) the termination year target annual cash incentive compensation and (ii) the prior year annual cash incentive compensation – Three times the greater of (i) the average annual cash incentive compensation over the three years prior to the earlier of the change of control or the termination and (ii) the termination year target annual cash incentive compensation • Treatment of Long-Term Incentive Awards: – Outstanding unvested stock options, PSUs and RSUs would be subject to immediate and full vesting acceleration as of the change in control. – PSUs granted in 2014 and 2015 will be paid based on actual performance through the change in control and based on target performance after the change in control. • Benefits Under Pension and Nonqualified Deferred Compensation Plans: – Full vesting and credit for an additional three years of age and service and compensation under all defined benefit-type retirement plans (including the SPP) – Full vesting acceleration under the Spillover Savings Plan – A payment equal to three times the amount of maximum Company annual contribution or match to any defined contribution type plan in which the executive participates 43 TEXTRON 2016 PROXY STATEMENT

• Continuation of Insurance Coverage: Continued coverage (or the cash equivalent thereof) for three years under the Company’s term life insurance and long-term disability insurance plans, and, to the extent eligible on the date of termination, under the accidental death and dismemberment insurance and dependent life insurance plans. • Additional Perquisites: Outplacement assistance for up to one year following termination. • Tax Gross-Up Payment: Subject to certain conditions, the Company would gross-up severance payments to cover the executive’s excise taxes determined in accordance with Sections 4999 and 280G of the Internal Revenue Code. Other NEOs The Severance Plan for Textron Key Executives, in which each of the other NEOs participates, provides severance pay and severance benefits in the event of an involuntary termination or termination for “good reason” by the executive following a change of control only if the executive signs a release provided in and required by the plan document. The severance pay, payable in a lump sum, is equal to the sum of: (i) the executive’s annual rate of base salary at the date of severance, and (ii) the larger of (a) the average of his or her three most recent actual awards of annual incentive compensation (whether or not deferred) and (b) his or her current target incentive compensation under the annual incentive compensation plan. In addition, medical and dental benefits would be provided by Textron to the executive and to his or her dependents, on terms which are not less favorable to them than the terms existing immediately before severance. Such severance benefits would be continued for eighteen months following severance (or, if less, until the executive or dependent obtains comparable coverage under another employer’s plan or Medicare). Under the Severance Plan for Textron Key Executives, “change of control” means the occurrence of any of the following events: (i) any person unrelated to Textron (a) becomes (other than by acquisition from Textron) the beneficial owner of more than 50% of Textron’s then outstanding voting stock, (b) acquires more than 30% of Textron’s then outstanding voting stock, or (c) acquires all or substantially all of the total gross fair market value of all of the assets of Textron, (ii) a merger or consolidation of Textron with any other corporation occurs, other than a merger or consolidation that would result in the voting securities of Textron outstanding immediately before the merger or consolidation continuing to represent 50% or more of the combined voting power of the voting securities of Textron or such surviving entity outstanding immediately after such merger or consolidation, or (iii) during any 12-month period, a majority of the members of the Board is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of their appointment or election. In addition, in the event of a not for cause or good reason termination in connection with a change of control, the other NEOs would receive (i) full vesting acceleration under the SPP and SSP and (ii) full vesting of long-term incentive awards which would be payable in the same manner described above for Mr. Donnelly. The following tables show additional or accelerated payments which would be payable to our NEOs under existing agreements, plans or other arrangements, for various scenarios triggered by a termination of employment, assuming the termination date to be December 31, 2015, and, where applicable, using the closing price of our common stock of $42.01 (as reported on the New York Stock Exchange on December 31, 2015, the last trading day of our fiscal year). 44 TEXTRON 2016 PROXY STATEMENT

Scott C. Donnelly

	Voluntary	Disability	Death	For Cause	Not For Cause	Change in Control (1)
Annual Incentive / Severance	$0	$ 0	$ 0	$0	$ 5,352,000	$ 8,634,165
RSU settled in stock or cash (3)	0	12,245,033	12,245,033	0	0	13,525,960
Stock Options (3)	0	1,439,820	1,439,820	0	1,439,820	1,439,820
Cash settlement of PSUs (3)	0	4,179,567	4,179,567	0	4,179,567	7,839,859
Pension benefit (4)	0	3,947,593	982,978	0	6,233,939	6,966,610
Other benefits (5)	0	0	0	0	138,089	367,133
Tax gross-up	0	0	0	0	0	0(2)
Amount Triggered due to Termination	**$0**	**$21,812,013**	**$18,847,398**	**$0**	**$17,343,415**	**$38,773,547**

Frank T. Connor

	Voluntary	Disability	Death	For Cause	Not For Cause	Change in Control (1)
Annual Incentive / Severance	$0	$ 0	$ 0	$0	$1,665,000	$1,665,000
RSU settled in stock or cash (3)	0	3,459,524	3,459,524	0	0	3,832,026
Stock Options (3)	0	422,536	422,536	0	0	422,536
Cash settlement of PSUs (3)	0	1,199,456	1,199,456	0	0	2,257,772
Pension benefit	0	0	0	0	0	0
Other benefits (5)	0	0	0	0	0	20,348
Tax gross-up	0	0	0	0	0	0
Amount Triggered due to Termination	**$0**	**$5,081,516**	**$5,081,516**	**$0**	**$1,665,000**	**$ 8,197,683**

E. Robert Lupone

	Voluntary	Disability	Death	For Cause	Not For Cause	Change in Control (1)
Annual Incentive / Severance	$0	$ 0	$ 0	$0	$1,181,250	$1,181,250
RSU settled in stock or cash (3)	0	2,281,647	2,281,647	0	0	2,542,739
Stock Options (3)	0	203,022	203,022	0	0	203,022
Cash settlement of PSUs 3)	0	559,851	559,851	0	0	1,050,640
Pension benefit	0	0	0	0	0	0
Other benefits (5)	0	0	0	0	0	20,348
Tax gross-up	0	0	0	0	0	0
Amount Triggered due to Termination	**$0**	**$3,044,521**	**$3,044,521**	**$0**	**$1,181,250**	**$4,998,000**

Cheryl H. Johnson

	Voluntary	Disability	Death	For Cause	Not For Cause	Change in Control (1)
Annual Incentive / Severance	$ 0	$ 0	$ 0	$0	$ 680,000	$ 680,000
RSU settled in stock or cash (3)	940,352	940,352	940,352	0	940,352	1,082,346
Stock Options (3)	85,280	85,280	85,280	0	85,280	85,280
Cash settlement of PSUs (3)	522,833	271,803	271,803	0	522,833	522,833
Pension benefit	0	0	0	0	0	0
Other benefits (5)	0	0	0	0	0	20,348
Tax gross-up	0	0	0	0	0	0
Amount Triggered due to Termination	**$1,548,465**	**$1,297,436**	**$1,297,436**	**$0**	**$2,228,465**	**$2,390,807**

(1) Amounts reported in the "Change in Control" column for RSUs, stock options and PSUs granted prior to 2014 are paid upon a Change in Control, and all other amounts in the "Change in Control" column are paid only upon a "not for cause" or "good reason" termination in connection with a Change in Control.

(2) The Change in Control termination scenario for Mr. Donnelly would not result in a tax gross-up payment because, under the terms of his letter agreement, no tax gross-up payment is required if the aggregate value of payments to be made to him does not exceed 110% of 2.99 times his base amount (the "Safe Harbor Amount" under Section 280G of the Internal Revenue Code). Under this scenario, Mr. Donnelly's severance payment has been reduced, as provided by his letter agreement, so that the aggregate value of payments to be made equals the Safe Harbor Amount.

45 TEXTRON 2016 PROXY STATEMENT

(3) Amounts reported for RSUs, stock options and PSUs reflect accelerated and/or prorated vesting (and/or continued vesting in the case of Ms. Johnson) triggered by termination event under each scenario, respectively. PSU amounts have been calculated assuming that the 2014-2016 PSU cycle will be paid at 85.1% of target and the 2015-2017 PSU cycle will be paid at 82.5% of target. These figures are based on actual Company performance against goals for 2014 and 2015, and target Company performance against goals for 2016 and 2017. In addition, the figures assume median total shareholder return performance over the 3-year PSU cycle.

(4) Potential pension benefits have been calculated assuming a discount rate of 4.75%.

(5) Includes (a) health and welfare benefits for each NEO, and (b) outplacement assistance for one year (administrative assistant, office space, office equipment) for Mr. Donnelly under the "Change in Control" scenario.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth certain information, as of the end of Textron's 2015 fiscal year, for all Textron compensation plans previously approved by shareholders. There are no compensation plans not previously approved by shareholders.

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by shareholders	9,688,000 (1)	$32.91 (2)	17,110,000 (3)
Equity compensation plans not approved by shareholders	N/A	N/A	N/A
Total	**9,688,000**	**$32.91**	**17,110,000**

(1) Includes 880,000 unvested shares that may be issued under previously granted RSUs.

(2) This value reflects the weighted average exercise price of outstanding stock options only.

(3) Consists of shares remaining available for issuance under the Textron Inc. 2015 Long-Term Incentive Plan that may be issued pursuant to stock options, stock appreciation rights, performance stock, restricted stock, RSUs and other awards, provided that no more than 4,260,000 shares may be issued pursuant to awards other than stock options and stock appreciation rights.

EVALUATION OF RISK IN COMPENSATION PLANS

In addition to the Company's incentive compensation arrangements applicable to senior executives throughout the enterprise, the Company's business units maintain incentive compensation plans and programs in which business unit employees below the senior executive level participate (such as sales incentive plans and incentive programs linked to safety and customer service, etc.). Textron's management reviews these business unit incentive compensation plans and programs as they relate to risk management practices and risk-taking incentives.

TRANSACTIONS WITH RELATED PERSONS

Except as described below, since the beginning of Textron's 2015 fiscal year, there have been no transactions and there are no currently proposed transactions, in which Textron was or is to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest.

Both Mr. Donnelly and Mr. Connor are licensed pilots who each own a Citation business jet which they use for both personal and business purposes. Each executive holds their aircraft through a limited liability company ("LLC") which has entered into a Hangar License and Services Agreement with the Company related to the sublease by the respective LLCs of a portion of the Company's leased hangar space and the provision of other services. During 2015, both Hangar License and Services Agreements were amended and restated.

TEXTRON 2016 PROXY STATEMENT 46

These Amended and Restated Hangar License and Services Agreements each provide that the Company will provide certain aircraft maintenance and other services, including pilot services, for the executives’ personal aircraft. Fees for hangar space, maintenance, pilot services and all other services are set at market rates, and the executives’ LLCs fully reimburse the Company at such market rates. Pursuant to the Hangar Agreements, the Company permits the executives’ LLCs to purchase fuel from the Company’s bulk fuel storage facility at the discounted bulk rate paid by the Company, and the Company’s Aviation Department facilitates the executives’ personal flights and performs various administrative duties in connection with these aircraft. Both Amended and Restated Hangar License and Services Agreements have been approved by the Nominating and Corporate Governance Committee. During our 2015 fiscal year, Mr. Connor’s LLC and Mr. Donnelly’s LLC paid total costs to Textron under these agreements of $146,035 and $59,967, respectively. Mr. Donnelly’s LLC also engaged one of Textron Aviation’s service centers to perform certain updating, maintenance and painting work on his aircraft for which he paid an arms’ length price of $129,035. In addition, the Nominating and Corporate Governance Committee has approved Mr. Donnelly’s and Mr. Connor’s use of their personal aircraft for business travel and has adopted a revised policy which sets forth regulatory, safety, insurance and other requirements applicable to use of personal aircraft by these executives for business purposes. The policy provides for reim-bursement of only direct operating expenses to the executives, subject to a cap of $150,000 annually. During our 2015 fiscal year, direct operating expenses for business flights on the executives’ personal aircraft totaled $20,744 for Mr. Donnelly and $38,644 for Mr. Connor. Under Textron’s Corporate Governance Guidelines and Policies, all related party transactions are subject to approval or ratification by the Nominating and Corporate Governance Committee. Related party transactions, referred to as “Interested Transactions with Related Parties” under the Guidelines, are generally defined as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) where the Company is a participant, in which the aggregate amount involved since the beginning of the Company’s last fiscal year exceeds or is expected to exceed $100,000 and an executive officer, director, nominee or greater than 5% beneficial holder or immediate family member of any of the foregoing has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). In determining whether to approve or ratify such a transaction, the committee takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. 47 TEXTRON 2016 PROXY STATEMENT

ADVISORY VOTE TO APPROVE TEXTRON’S EXECUTIVE COMPENSATION The Board has adopted a policy providing for an annual “say-on-pay” advisory vote. In accordance with this policy and Section 14A of the Securities Exchange Act of 1934, as amended, and as a matter of good corporate governance, we are providing our shareholders with an advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in this proxy statement. This vote is advisory only, and it is not binding on Textron or on our Board of Directors. Although the vote is non-binding, the Organization and Compensation Committee (the “Committee”) and the Board will carefully consider the outcome of the vote when making future compensation decisions. Textron’s compensation philosophy is to establish target total pay with reference to a talent peer group and to tie a substantial portion of our executives’ compensation to performance against objective business goals and stock price performance. This approach helps us to recruit and retain talented executives, incentivizes our executives to achieve desired business goals and aligns their interests with the interests of our shareholders. For a full discussion of our executive compensation programs and 2015 compensation decisions made by the Committee, see “Compensation Discussion and Analysis” beginning on page 20. Textron’s Board of Directors believes that the Company’s executive compensation program is working to align management’s interests with those of our shareholders to support long-term value creation. Accordingly, Textron shareholders are being asked to vote “FOR” the following advisory resolution at the annual meeting: “RESOLVED, that the shareholders approve, on an advisory basis, the Company’s compensation of its named executive officers, as disclosed in the Proxy Statement for the 2016 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and the compensation tables regarding named executive officer compensation, together with the accompanying narrative disclosure.” Unless the Board modifies its policy on the frequency of future say-on-pay advisory votes, the next say-on-pay advisory vote will be held at the 2017 Annual Meeting of Shareholders. The Board of Directors recommends a vote “FOR” the resolution approving the Company’s executive compensation (Item 2 on the proxy card). 48 TEXTRON 2016 PROXY STATEMENT

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit Textron’s financial statements. The Audit Committee has appointed Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for 2016. Ernst & Young LLP or its predecessors have served as the independent registered public accounting firm for the Company for over twenty years. In addition to ensuring the regular rotation of the lead audit partner as required by law, the Audit Committee is involved in the selection of, and reviews and evaluates, the lead audit partner. The Audit Committee and the Board believe that the appointment of the firm of Ernst & Young LLP to audit Textron’s consolidated financial statements for 2016 is in the best interests of the Company and its shareholders and propose and recommend that the shareholders ratify the Audit Committee’s appointment of Ernst & Young LLP as independent registered public accounting firm for 2016. Although ratification is not required by our By-laws or otherwise, the Audit Committee is submitting the selection of Ernst & Young LLP to shareholders as a matter of good corporate governance. If shareholders do not ratify the appointment, the Audit Committee will reconsider its selection. A representative or representatives of Ernst & Young LLP will be present at the annual meeting and will have the opportunity to make a statement and be available to respond to appropriate questions. FEES TO INDEPENDENT AUDITORS The following table presents fees billed for professional services rendered by Ernst & Young LLP for the audit of Textron’s annual financial statements, the reviews of the financial statements in Textron’s Forms 10-Q, and other services in connection with statutory and regulatory filings and engagements for 2014 and 2015 and fees billed for audit-related services, tax services and all other services rendered by Ernst & Young LLP in 2014 and 2015. Audit Fees Audit-Related Fees (1) Tax Fees (2) All Other Fees $ 9,274,000 904,000 112,000 0 $8,788,000 728,000 236,000 0 (1) Audit-related fees include fees for employee benefit plan audits, attest services not required by statute or regulation, and consultations concerning financial accounting and reporting matters not classified as audit. (2) Tax fees include fees for tax services relating to consultations and compliance. Under the Audit and Non-Audit Services Pre-Approval Policy adopted by the Audit Committee, all audit and non-audit services to be performed by the independent auditor for Textron require pre-approval by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members. Any pre-approvals pursuant to delegated authority shall be reported to the Audit Committee at its next scheduled meeting. The Audit Committee cannot delegate pre-approval authority to management. All audit-related services, tax services and other services for 2015 were pre-approved by the Audit Committee, which determined that such services would not impair the independence of the auditor and are consistent with the Securities and Exchange Commission’s rules on auditor independence. The Board of Directors recommends a vote “FOR” ratification of the appointment by the Audit Committee of Ernst & Young LLP (Item 3 on the proxy card). 49 TEXTRON 2016 PROXY STATEMENT Total Fees$10,290,000$9,752,000 20142015

OTHER MATTERS TO COME BEFORE THE MEETING The Board of Directors does not know of any matters which will be brought before the meeting other than those specifically set forth in the notice thereof. If any other matter properly comes before the meeting, it is intended that the persons named in and acting under the enclosed form of proxy or their substitutes will vote thereon in accordance with their best judgment. 50 TEXTRON 2016 PROXY STATEMENT

SHAREHOLDER PROPOSALS AND OTHER MATTERS FOR 2017 ANNUAL MEETING Shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2017 annual meeting of shareholders under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by Textron, at 40 Westminster Street, Providence, Rhode Island 02903, Attention: Executive Vice President, General Counsel and Secretary, on or before November 8, 2016. If shareholders instead wish to bring other business before a shareholder meeting, timely notice must be received by Textron in advance of the meeting. Under Textron’s Amended and Restated By-Laws, such notice must be received not less than 90 nor more than 150 days before the anniversary date of the immediately preceding annual meeting of shareholders or, between November 28, 2016 and January 27, 2017, for the 2017 annual meeting (but if the annual meeting is called for a date that is more than 30 days before or more than 60 days after the anniversary date, then the notice must be received no later than the close of business on the 90th day before the date of the annual meeting or 10 days after public disclosure of the meeting is first made, whichever occurs later). The notice must include the information required by our By-Laws. These requirements are separate from the requirements a shareholder must meet to have a proposal included in Textron’s proxy statement under Rule 14a-8. These time limits also apply to nominations submitted by shareholders under our By-Laws and in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority by Textron. 51 TEXTRON 2016 PROXY STATEMENT

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS The broker, bank or other nominee for any shareholder who is a beneficial owner, but not the record holder, of the Company’s shares may deliver only one copy of the Company’s proxy statement and annual report, or a Notice of Internet Availability (a “Notice”), as applicable, to multiple shareholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the shareholders. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report or a Notice, as applicable, to a shareholder at a shared address to which a single copy was delivered. A shareholder who wishes to receive a separate copy of the proxy statement and annual report or a Notice, now or in the future, should submit their request to the Company by telephone at (401) 457-2353 or by submitting a written request to the Secretary at Textron Inc., 40 Westminster Street, Providence, Rhode Island 02903. Beneficial owners sharing an address who are receiving multiple copies of these materials and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future. By order of the Board of Directors, E. Robert Lupone Executive Vice President, General Counsel and Secretary March 8, 2016 YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE YOUR PROXY VIA INTERNET OR TELEPHONE OR, IF YOU RECEIVED PRINTED PROXY MATERIALS, FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED. 52 TEXTRON 2016 PROXY STATEMENT

40 Westminster Street Providence, RI 02903 (401) 421-2800 www.textron.com © 2016 TEXTRON INC.

TEXTRON INC.
40 WESTMINSTER STREET
PROVIDENCE, RI 02903

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand, and follow the instructions to cast your vote.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

SAVING PLAN SHARES
Voting instructions for shares in the Textron savings plans, whether voted by Internet, phone or mail, must be received by 11:59 P.M. Eastern Time on April 24, 2016.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS SHOWN HERE:

E01679-P73753-Z67333

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TEXTRON INC.

The Board of Directors recommends you vote "FOR" the following nominees:

	For	Against	Abstain
1. Election of Directors			
1a. Scott C. Donnelly	☐	☐	☐
1b. Kathleen M. Bader	☐	☐	☐
1c. R. Kerry Clark	☐	☐	☐
1d. James T. Conway	☐	☐	☐
1e. Ivor J. Evans	☐	☐	☐
1f. Lawrence K. Fish	☐	☐	☐
1g. Paul E. Gagné	☐	☐	☐
1h. Dain M. Hancock	☐	☐	☐
1i. Lord Powell of Bayswater KCMG	☐	☐	☐
1j. Lloyd G. Trotter	☐	☐	☐
1k. James L. Ziemer	☐	☐	☐

The Board of Directors recommends you vote "FOR" Proposals 2 and 3.

	For	Against	Abstain
2. Approval of the advisory (non-binding) resolution to approve executive compensation.	☐	☐	☐
3. Ratification of appointment of independent registered public accounting firm.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

ANNUAL MEETING OF SHAREHOLDERS OF TEXTRON INC. Wednesday, April 27, 2016, 11:00 a.m. EDT Textron Inc. 40 Westminster Street Providence, Rhode Island IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 27, 2016 The Company's Proxy Statement for the 2016 Annual Meeting of Shareholders and the Annual Report to Shareholders for the fiscal year ended January 2, 2016, including the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 2016 are available at http://investor.textron.com/investor-relations/investor-resources E01680-P73753-Z67333 TEXTRON INC. Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of Shareholders, April 27, 2016 The undersigned hereby appoint(s) Scott C. Donnelly, Frank T. Connor and E. Robert Lupone, or any one of them, attorneys with full power of substitution and revocation to each, for and in the name of the undersigned with all the powers the undersigned would possess if personally present, to vote the shares of the undersigned in Textron Inc. as indicated on the proposals referred to on the reverse side hereof at the annual meeting of its shareholders to be held on Wednesday, April 27, 2016, and at any adjournments thereof, and in their or his discretion upon any other matter which may properly come before said meeting. This card also constitutes voting instructions to the trustees under the Textron savings plans to vote, in person or by proxy, the proportionate interest of the undersigned in the shares of Common Stock of Textron Inc. held by the trustees under the plans, as described in the proxy statement. All voting instructions for shares in the Textron savings plans, whether voted by mail, telephone or internet, must be received by 11:59 p.m. Eastern Time on April 24, 2016, so that the trustees of the plans (who vote the shares on behalf of participants in the plans) have adequate time to tabulate the voting instructions. Your voting instructions will be kept confidential. This proxy, when properly signed, will be voted as directed by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the nominees listed herein and FOR Proposals 2 and 3. If the card constitutes voting instructions to a savings plan trustee, the trustee will vote as described in the proxy statement. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be signed on reverse side) Address Changes/Comments: